                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)


Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement  / /  Confidential, for Use of the Commission
                                 Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Newmont Mining Corporation

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /       Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                ---------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
                ---------------------------------------------------------------

     (3)  Filing Party:
                ---------------------------------------------------------------

     (4)  Date Filed:
                ---------------------------------------------------------------

--------------------------------------------------------------------------------

                           NEWMONT MINING CORPORATION
--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Stockholders of NEWMONT MINING CORPORATION will be held at 9:00 a.m. on Thursday, May 2, 1996 in the John D. Hershner Room, 1700 Lincoln Street, Denver, Colorado to:

        1. Elect directors;

        2. Consider and act upon a proposal to approve the Corporation's 1996 Employees Stock Plan;

        3. Consider and act upon a stockholder proposal set forth in the accompanying Proxy Statement, if introduced at the meeting, and

        4. Transact such other business that may properly come before the meeting.

     Stockholders are cordially invited to attend the meeting.

                                            By Order of the Board of Directors

                                               TIMOTHY J. SCHMITT
                                                   Secretary

1700 Lincoln Street
Denver, Colorado 80203
March 29, 1996

--------------------------------------------------------------------------------
        IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE MARK,
            SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT
                     PROMPTLY IN THE ACCOMPANYING ENVELOPE.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

                              GENERAL INFORMATION

     STOCKHOLDERS ENTITLED TO VOTE. Holders of the common stock of the Corporation of record at the close of business on March 7, 1996 are entitled to vote at the Annual Meeting of Stockholders. As of March 7, 1996 there were 99,335,360 shares of common stock outstanding. Each share of common stock entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the Annual Meeting of Stockholders must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.

     Votes at the Annual Meeting of Stockholders will be tabulated by two inspectors of election who shall be appointed by the Chairman of the meeting and who shall not be candidates for election to the Board of Directors. The inspectors of election will treat shares of common stock represented by a properly signed and returned proxy as present at the Annual Meeting of Stockholders for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

     Directors will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting of Stockholders. All other matters to come before the Annual Meeting require the approval of a majority of the votes cast on such matters. Abstentions and broker "non-votes" as to particular matters are counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Abstentions have the same effect as votes against proposals presented to stockholders. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

     PROXY SOLICITATION. The accompanying proxy is solicited by the Board of Directors of the Corporation. This Proxy Statement is being mailed to the stockholders on or about March 29, 1996 concurrently with the mailing of the Corporation's 1995 Annual Report. In addition to solicitation by mail, solicitation of proxies may be made by certain officers and regular employees of the Corporation by mail, telephone, telegraph or personal interview. The Corporation also has retained Georgeson & Company Inc. to aid in the solicitation of brokers, banks and other institutional stockholders for a fee of $8,000. All costs of the solicitation of proxies will be borne by the Corporation. The Corporation will also reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of the Corporation's common stock. A stockholder who executes a proxy may revoke it by delivering to the Secretary of the Corporation, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy or attending the Annual Meeting of Stockholders and voting in person (although attendance at the Annual Meeting of Stockholders will not in and of itself constitute a revocation of a proxy). Written notice revoking a proxy should be sent to the attention of the Secretary of the Corporation at 1700 Lincoln Street, Denver, Colorado 80203. A stockholder may substitute another person in place of those persons presently named as proxies.

     RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS. Arthur Andersen LLP has acted as auditors for the Corporation since 1967. The Board of Directors has selected Arthur Andersen LLP to continue in that capacity for the current year. In addition to audit services, Arthur Andersen LLP has regularly provided tax consulting services to the Corporation. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

     STOCKHOLDER PROPOSALS. To be included in the Board of Directors' Proxy Statement for the 1997 Annual Meeting of Stockholders, stockholder proposals must be received by the Corporation on or before November 29, 1996. Proposals should be sent to the attention of the Secretary of the Corporation at 1700 Lincoln Street, Denver, Colorado 80203.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     NOMINEES. Each of the ten persons named below is a nominee for election as a director at the Annual Meeting of Stockholders for the term of one year and until his successor is elected and qualifies. Unless authority is withheld, the proxies will be voted for the election of such nominees. Except for Mr. Higdon who was elected to the Board of Directors in September 1995, all of the nominees were elected to the Board of Directors at the last Annual Meeting of Stockholders and are all currently serving as directors of the Corporation. If any such nominee cannot be a candidate for election at the Annual Meeting of Stockholders, then the proxies will be voted either for a substitute nominee designated by the Board of Directors or for the election only of the remaining nominees. Each of the ten nominees named below is also a director of Newmont Gold Company ("NGC").

     The following table contains a summary of the background and principal occupations of the nominees.

                                                                                      DIRECTOR
                                      NOMINEE                                          SINCE
----------------------------------------------------------------------------------------------
RUDOLPH I. J. AGNEW (61)............................................................    1981
  Former Chairman and Chief Executive Officer of Consolidated Gold Fields PLC, a
     natural resources company; Chairman, World Conservation Monitoring Centre, a charitable organization for environmental data gathering.
  Director of Newmont Gold Company, Bona Shipbuilding Ltd., LASMO PLC, International
     Tool & Supply PLC, Redland PLC, Standard Chartered PLC and Star Mining
     Corporation Ltd.
----------------------------------------------------------------------------------------------
J. P. BOLDUC (56)...................................................................     1994
  Chairman and Chief Executive Officer of JPB Enterprises, Inc., a diversified holding company with interests in the food, beverage, real estate, retail and manufacturing industries, since March 1995; Director and President of W.R.
     Grace & Co., a specialty chemical and health care company, since prior to 1991 to March 1995 and Chief Executive Officer thereof from January 1993 to March
     1995.
  Director of Newmont Gold Company, Brothers Gourmet Coffees, Inc., Marshall &
     Ilsley, Sundstrand Corporation and Unisys Corporation.
----------------------------------------------------------------------------------------------
RONALD C. CAMBRE (57)...............................................................    1993
  Chairman of the Corporation since January 1995, President thereof since June 1994,
     Chief Executive Officer thereof since November 1993 and Vice Chairman thereof from November 1993 to December 1994; formerly Vice President and Senior
     Technical Advisor to the Office of the Chairman of Freeport-McMoRan Inc., a
     natural resources company, from June 1988 to September 1993.
  Chairman, President and Chief Executive Officer and Director of Newmont Gold
     Company.
----------------------------------------------------------------------------------------------
JOSEPH P. FLANNERY (63).............................................................    1982
  Chairman, President and Chief Executive Officer of Uniroyal Holding, Inc., a
     holding company, since December 1986.
  Director of Newmont Gold Company, APS Holding Corporation, Arvin Industries, Inc.,
     Ingersoll-Rand Company, K-Mart Corporation and The Scotts Company.
----------------------------------------------------------------------------------------------
LEO I. HIGDON, JR. (49).............................................................    1995
  Dean and Charles C. Abbott Professor of the Darden Graduate School of Business
     Administration at the University of Virginia since October 1993; formerly Vice
     Chairman of Salomon Brothers Inc and Co-head of the global investment banking division of Salomon Brothers Inc since prior to 1991 to September 1993.
  Director of Newmont Gold Company, Africare, Crompton & Knowles Corporation, CPC
     International and a director and member of the Executive Committee of
     Georgetown University.
----------------------------------------------------------------------------------------------

                                                                                      DIRECTOR
                                      NOMINEE                                          SINCE
----------------------------------------------------------------------------------------------
THOMAS A. HOLMES (72)...............................................................    1979
  Retired Chairman and Chief Executive Officer of Ingersoll-Rand Company, a
     manufacturer of machinery.
  Director of Newmont Gold Company and W. R. Grace & Co.
----------------------------------------------------------------------------------------------
ROBIN A. PLUMBRIDGE (60)............................................................    1983
  Chairman of Gold Fields of South Africa Limited, a natural resources company,
     Chief Executive Officer thereof from December 1980 to September 1995.
  Director of Newmont Gold Company and Standard Bank Investment Corporation.
----------------------------------------------------------------------------------------------
MOEEN A. QURESHI (65)...............................................................    1994
  Chairman and Managing Partner of Emerging Markets Partnership, a private investment management company, since June 1992; Prime Minister of Pakistan from
     July 1993 to October 1993; formerly Senior Vice President, Operations, World
     Bank.
  Director of Newmont Gold Company.
----------------------------------------------------------------------------------------------
MICHAEL K. REILLY (63)..............................................................    1994
  Chairman of Zeigler Coal Holding Company, a coal producer, since 1985, Chief
     Executive Officer thereof from 1983 to December 1994 and President thereof from
     1983 to 1991.
  Director of Newmont Gold Company.
----------------------------------------------------------------------------------------------
WILLIAM I. M. TURNER, JR. (67)......................................................    1986
  Chairman and Chief Executive Officer of EXSULTATE INC., a holding company, since
     July 1990.
  Director of Newmont Gold Company and Schroders PLC.
----------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOREGOING NOMINEES AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

     NGC TRANSACTION. Effective January 1, 1994, NGC acquired all of the Corporation's operations in a transaction which included the transfer by the Corporation to NGC of all of the Corporation's assets, except for 85,850,101 shares of common stock of NGC, and the assumption by NGC of substantially all the liabilities of the Corporation. In addition, NGC issued to the Corporation certain securities, including stock options exercisable for NGC common stock. The Corporation's only assets are the remaining shares of NGC common stock held by it, which as of March 7, 1996 represented 90.5% of NGC's outstanding common stock, and stock options of NGC.

     STOCK OWNERSHIP. As of March 7, 1996, all directors and executive officers of the Corporation as a group beneficially owned 573,670 shares of the Corporation's common stock, constituting in the aggregate less than 1% of the Corporation's outstanding common stock. The nature of beneficial ownership of all such shares is sole voting and investment power. As of March 7, 1996, all directors and executive officers of the Corporation as a group beneficially owned 25,251 shares of common stock of NGC, constituting in the aggregate less than 1% of NGC's outstanding common stock. The nature of beneficial ownership of all such shares is sole voting and investment power. The following table sets forth the number of shares of common stock of the Corporation and the number of shares of common stock of NGC beneficially owned by the Corporation's directors and executive officers as of March 7, 1996:

                                                                           SHARES OF
                               NAME OF                                    CORPORATION           SHARES OF NGC
                          BENEFICIAL OWNER                             COMMON STOCK OWNED     COMMON STOCK OWNED
---------------------------------------------------------------------  ------------------     ------------------
Rudolph I. J. Agnew..................................................          2,496                 1,250
J. P. Bolduc.........................................................            -0-                 1,250
Ronald C. Cambre.....................................................        185,764(1)              7,570
Graham M. Clark, Jr..................................................         56,287(1)              1,953
Joseph P. Flannery...................................................          2,745                 1,250
Eric Hamer...........................................................         59,207(1)                -0-
Leo I. Higdon, Jr....................................................            -0-                   625
Thomas A. Holmes.....................................................          6,948                 1,250
Lawrence T. Kurlander................................................         56,091(1)              1,685
Wayne W. Murdy.......................................................         92,733(1)              2,343
Robin A. Plumbridge..................................................          2,496                 1,250
Moeen A. Qureshi.....................................................            -0-                 1,250
Michael K. Reilly....................................................          5,000                 1,250
William I. M. Turner, Jr.............................................          8,000                 1,250
All directors and executive officers as a group, including those
  named above (31 persons)...........................................        573,670(1)             25,251

---------------

(1) Includes 180,972 shares, 44,931 shares, 57,410 shares, 54,291 shares, 81,001 shares and 509,389 shares which Messrs. Cambre, Clark, Hamer, Kurlander, Murdy and all directors and executive officers as a group, respectively, have the right to acquire on or within 60 days after March 7, 1996 by the exercise of options granted by the Corporation.

     PRINCIPAL STOCKHOLDERS. The following table sets forth the information with respect to each person known by the Corporation to be the beneficial owner of more than five percent of any class of the Corporation's voting securities. The information contained herein has been taken from filings with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

             NAME AND ADDRESS OF                 TITLE OF     AMOUNT AND NATURE OF     PERCENTAGE OF
              BENEFICIAL OWNER                     CLASS      BENEFICIAL OWNERSHIP         CLASS
---------------------------------------------  -------------  --------------------     -------------
FMR Corp.....................................  Common Stock        11,797,981(1)           11.90%
82 Devonshire Street Boston, MA 02109
George Soros (d/b/a Soros....................  Common Stock         8,751,077(2)            8.81%
Fund Management) 888 Seventh Avenue New York,
  NY 10106

---------------

(1) The Corporation has been advised in a Schedule 13G filing (as amended by Amendment No. 1 thereto dated February 8, 1996), that as of January 31, 1996, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, MA 02109, a wholly owned subsidiary of FMR Corp. ("FMR") and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 10,365,982 shares or 10.45% of the outstanding common stock of the Corporation as a result of acting as investment adviser to certain investment companies registered under Section 8 of the Investment Company Act of 1940. FMR, through its control of Fidelity, and Edward C. Johnson 3d ("Johnson"), as the Chairman of FMR, each has sole dispositive power with respect to the 10,365,982 shares. Neither Johnson nor FMR has sole voting power with respect to the shares owned, which power rests with the investment funds' Board of Trustees. Johnson owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR. Abigail P. Johnson is a Director of FMR. Because of ownership by members of the Johnson family and trusts for their benefit of approximately 49% of the voting stock of FMR and an existing shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

    Fidelity Management Trust Company ("FMTC"), 82 Devonshire Street, Boston, MA 02109, a wholly owned subsidiary of FMR, is the beneficial owner of 1,172,315 shares or 1.18% of the outstanding common stock of the Corporation as a result of its serving as investment manager of certain institutional accounts. Johnson and FMR, through its control of FMTC, each has sole dispositive power over 1,172,315 shares and sole power to vote or to direct the voting of 896,267 shares and no power to vote or to direct the voting of 276,048 shares of common stock owned by the institutional accounts.

    Fidelity International Limited ("FIL"), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 259,684 shares or 0.26% of the outstanding common stock of the Corporation. FIL has the sole voting power and sole dispositive power with respect to 259,684 shares.

(2) The Corporation has been advised in a Schedule 13D filing (as amended from time to time and as most recently amended by Amendment No. 5 thereto dated February 7, 1996), that as of February 7, 1996, George Soros (in his capacity as sole proprietor of Soros Fund Management ("SFM"), an investment advisory firm), 888 Seventh Avenue, New York, New York 10106, may be deemed a beneficial owner of 7,845,234 shares of the outstanding stock of the Corporation (which represents 7.90% based on 99,270,956 shares outstanding on February 7, 1996). The 7,845,234 shares of the Corporation's common stock were acquired by Quota Fund N.V. ("Quota"), Quantum Partners LDC ("Quantum") and Quasar International Partners C.V. ("Quasar") at the direction of SFM. SFM acts as principal investment advisor to Quota, Quantum and Quasar. SFM has the sole power to direct the voting and disposition of the 7,845,234 shares held by Quota, Quantum and Quasar.

    Duquesne Capital Management, L.L.C. ("Duquesne") (successor investment manager to Priority Investment Management Incorporated) has investment discretion for certain clients, and Stanley F. Druckenmiller, a Managing Director of SFM and Managing Member of, with a controlling interest in, Duquesne, may be deemed to be the beneficial owners of 905,843 shares of the common stock of the Corporation (which represents 0.91% based on 99,270,956 shares outstanding on February 7, 1996). Duquesne has the sole power to direct the voting and disposition of the 905,843 shares presently held by the Duquesne clients.

    In connection with the acquisitions of the shares of the Corporation's common stock by SFM and by Duquesne Capital Management Incorporated ("Duquesne Capital"), a predecessor entity to Duquesne, the Corporation entered into a Standstill Agreement dated as of May 10, 1993 with George Soros, SFM, Stanley F. Druckenmiller, Duquesne Capital, Quantum, Quasar and Quota (collectively the "Soros Group") providing for, among other things, certain restrictions on shareholdings by the Soros Group. The Standstill Agreement was filed as an exhibit to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.

     DIRECTORS' FEES, COMMITTEES AND MEETINGS. Directors who are neither officers nor employees of the Corporation, NGC or any of NGC's subsidiaries are entitled to receive $25,000 per annum for serving as directors on the Corporation's Board of Directors. All directors are entitled to receive an attendance fee of $1,000 per meeting of the Board of Directors. Each director who is neither an officer nor an employee of the Corporation, NGC or any of NGC's subsidiaries is entitled to receive an attendance fee of $750 per meeting of a committee of which he is a member and $1,000 per meeting in the case of the chairman of the committee.

     In addition, pursuant to NGC's Directors' Stock Award Plan, directors who also serve on the Board of Directors of NGC and who are not employees of the Corporation, NGC or any of NGC's subsidiaries receive 625 shares of common stock of NGC annually on the date of their election or re-election at NGC's Annual Meeting of Stockholders. If a person who is not an employee of the Corporation, NGC or any of NGC's subsidiaries becomes a director in any year, after NGC's Annual Meeting of Stockholders held in such year, such person will receive 625 shares of common stock of NGC on the effective date of such person's election as a director of NGC. Shares awarded under the plan may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the director until the earliest of (i) the expiration of five years after the date of receipt of such shares by the director, (ii) the date the participating person ceases to be a director by reason of death or disability or (iii) the later (a) of the date the participating person ceases to be a director for any reason other than death or disability or (b) the expiration of six months after the date of receipt of such shares by the director.

     On retirement from the Board of Directors at any time after attaining age 65, a director who is not entitled to a pension under NGC's Pension Plan (i.e., a director who has not been an officer or employee of the Corporation, NGC or any of NGC's subsidiaries) and who has served for at least ten consecutive years as a director of the Corporation or NGC is entitled to be paid an annual sum of $20,000 and an amount equal to the per annum fee paid to him in his capacity as a director during his final year of service on the Board of Directors, in each case, for life.

     During 1995, the Board of Directors held six meetings and each incumbent director attended 100% of all meetings of the Board of Directors and committees of the Board of Directors on which he served for the period during which he was a member except for Mr. Higdon who attended 100% of the meetings of the Board of Directors for the period during which he was a director.

     The Board of Directors has, in addition to other standing committees, audit, compensation and nominating committees. Members of these three committees are not, and have not been, officers or employees of the Corporation, NGC or their subsidiaries. The members of these committees are:

           AUDIT                     COMPENSATION                  NOMINATING
---------------------------    -------------------------    -------------------------
J. P. Bolduc                   Joseph P. Flannery(1)        Rudolph I. J. Agnew
Robin A. Plumbridge(1)         Thomas A. Holmes             J. P. Bolduc
Moeen A. Qureshi               Robin A. Plumbridge          Joseph P. Flannery
Michael K. Reilly              William I. M. Turner, Jr.    Thomas A. Holmes(1)
                                                            William I. M. Turner, Jr.

---------------
(1) Chairman

     AUDIT COMMITTEE. The Audit Committee recommends independent public accountants to act as auditors for the Corporation for consideration by the Board of Directors, reviews the Corporation's financial statements, confers with the independent public accountants with respect to the scope and results of their audit of the Corporation's financial statements and their reports thereon, reviews the Corporation's accounting policies, tax matters and internal controls and oversees compliance by the Corporation with requirements of the Financial Accounting Standards Board and federal regulatory agencies. The Audit Committee also reviews non-audit services furnished to the Corporation by the independent public accountants, primarily consultation on tax matters. Access to the Audit Committee is given to the Corporation's Controller and Director of Internal Audit. During 1995, the Audit Committee held three meetings.

     COMPENSATION COMMITTEE. Each of the Corporation's Compensation Committee and the Compensation Committee of NGC is responsible to its respective Board of Directors and by extension to the stockholders of the Corporation or NGC, as the case may be, for approving and administering the policies which govern annual compensation and incentive programs for the Corporation's and NGC's executive officers and other key employees. During 1995, the Compensation Committee held three meetings.

     NOMINATING COMMITTEE. The Nominating Committee's function is to propose to the Board of Directors slates of directors to be elected at the Annual Meetings of Stockholders (and any directors to be elected by the Board of Directors to fill vacancies) and slates of officers to be elected by the Board of Directors. During 1995, the Nominating Committee held three meetings. The Nominating Committee will consider for nomination to become directors any persons recommended by stockholders. Recommendations may be submitted to the Nominating Committee in care of the Secretary of the Corporation at 1700 Lincoln Street, Denver, Colorado 80203.

                             EXECUTIVE COMPENSATION

     All executive officers of the Corporation are executive officers and employees of NGC. All salary and other compensation and benefit costs are borne by NGC.

     SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table shows the total compensation earned or paid to the Chief Executive Officer and to each of the Corporation's and NGC's four most highly compensated executive officers, other than the Chief Executive Officer, for services rendered in all capacities to the Corporation, NGC and their subsidiaries in 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                           ----------------------------
                                                  ANNUAL COMPENSATION      RESTRICTED      SECURITIES
                NAME/                            ---------------------       STOCK         UNDERLYING          ALL OTHER
          PRINCIPAL POSITION            YEAR      SALARY       BONUS         AWARDS       OPTIONS(#)(4)     COMPENSATION(5)
--------------------------------------  ----     --------     --------     ----------     -------------     ---------------
Ronald C. Cambre                        1995     $513,000(1)  $332,553      $167,447(3)          -0-            $ 9,000
  Chairman, President and               1994      514,000(1)   321,278       153,722             -0-              9,000
  Chief Executive Officer               1993       80,000(1)    75,000(2)        -0-         302,038                -0-
Wayne W. Murdy                          1995      245,500      138,643        52,131(3)          -0-              9,000
  Senior Vice President                 1994      223,000      108,491        47,386             -0-              9,000
  and Chief Financial Officer           1993      215,000      109,930        38,832             -0-              6,450
Graham M. Clark, Jr.                    1995      245,500      122,992        52,131(3)          -0-              9,000
  Senior Vice President                 1994      223,000       95,113        34,004             -0-              9,000
  and General Counsel                   1993      215,000      102,814        31,969             -0-              9,000
Lawrence T. Kurlander                   1995      223,333      111,895        47,416(3)          -0-              9,000
  Senior Vice President,                1994      161,250(6)   132,020(6)     27,794         108,583              3,225
  Administration                        1993          N/A          N/A           N/A             N/A                N/A
Eric Hamer(7)                           1995      175,641       51,048           -0-             -0-              9,000
  Vice President,                       1994      164,000       53,776           -0-             -0-              9,000
  North American Operations             1993      160,000       49,040           -0-             -0-              9,000

---------------

N/A -- Not applicable

(1) Became an executive officer on November 1, 1993. Salary in 1993 based on an annualized base salary of $450,000 for the period from November 1, 1993 through December 31, 1993. See "Executive Agreements" below. Such amounts also include director's fees of $13,000, $14,000 and $5,000 in 1995, 1994 and 1993, respectively.

(2) The amount of Mr. Cambre's 1993 bonus was stipulated by the terms of his employment agreement. See "Executive Agreements" below.

(3) Value of NGC restricted stock awarded under NGC's Annual Incentive Compensation Plan for 1995 at the election of NGC's Compensation Committee in lieu of cash. Dividends are payable on the shares awarded. These shares are subject to a two year vesting period and were issued in January 1996 in the following amounts:

                                                                                                    #
                                                                                                  ------
            Ronald C. Cambre....................................................................   3,090
            Wayne W. Murdy......................................................................     962
            Graham M. Clark, Jr. ...............................................................     962
            Lawrence T. Kurlander...............................................................     875

    The number of shares and value of restricted NGC stock held by the named executive officers on December 31, 1995 was, as follows:

                                                                                         #          $
                                                                                       ------    --------
            Ronald C. Cambre.........................................................   4,480     196,000
            Wayne W. Murdy...........................................................   1,381      60,418
            Graham M. Clark, Jr. ....................................................     991      43,356
            Lawrence T. Kurlander....................................................     810      35,437
            Eric Hamer...............................................................     -0-         -0-

    On December 31, 1995, none of the named executive officers held any restricted stock of the Corporation.

(4) Represents special equity option grants, which in the case of Mr. Cambre vest over a period of four to five years and, in the case of Mr. Kurlander vest over a period of one to three years.

(5) The amounts shown represent NGC's contributions and credits to its Retirement Savings Plan and nonqualified supplemental Savings Equalization Plan for the named executive officers.

(6) Mr. Kurlander became an executive officer on April 1, 1994. Salary in 1994 based on an annualized base salary of $215,000 for the period April 1, 1994 through December 31, 1994. The bonus amount shown consists of a "sign-on" bonus of $60,000 and a bonus under NGC's Annual Incentive Compensation Plan of $72,020 for the period April 1, 1994 through December 31, 1994.

(7)Mr. Hamer is an elected officer of NGC only.

     STOCK OPTIONS. In 1995 no grants of stock options or stock appreciation rights under the Corporation's stock option plans were made to the named executive officers.

     OPTION EXERCISES AND HOLDINGS. The following table sets forth information with respect to the named executive officers concerning the exercise of options in 1995 and unexercised options held at the end of 1995.

                    AGGREGATED OPTION EXERCISES IN 1995 AND
                          1995 YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                            SHARES                         OPTIONS AT 1995            IN-THE-MONEY OPTIONS
                                           ACQUIRED                         YEAR-END (#)                AT 1995 YEAR-END
                                              ON           VALUE     ---------------------------   ---------------------------
                 NAME                    EXERCISE (#)     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------------  ---------------   --------   -----------   -------------   -----------   -------------
Ronald C. Cambre......................          -0-       $    -0-     151,018        151,020       $ 414,719      $ 383,121
Wayne W. Murdy........................        8,862        126,229      66,023         59,909         293,682        246,978
Graham M. Clark, Jr...................       34,633        439,674      29,954         59,909          15,800        466,549
Lawrence T. Kurlander.................          -0-            -0-      34,634         64,589          75,708        151,422
Eric Hamer............................          -0-            -0-      58,970         35,945         479,280        279,929

     PENSION PLANS. The following table shows the estimated pension benefits payable to a covered participant at normal retirement age (62 years) under NGC's qualified defined benefit pension plan (the "Pension Plan"), as well as under its nonqualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Corporation, NGC and their subsidiaries.

                               PENSION PLAN TABLE

                                                                                      YEARS OF SERVICE
                                                                  ---------------------------------------------------------
REMUNERATION                                                         15          20          25          30          35
------------                                                      ---------   ---------   ---------   ---------   ---------
 $  200,000.....................................................  $  52,500   $  70,000   $  87,500   $ 105,000   $ 122,500
    250,000.....................................................     65,625      87,500     109,375     131,250     153,125
    300,000.....................................................     78,750     105,000     131,250     157,500     183,750
    350,000.....................................................     91,875     122,500     153,125     183,750     214,375
    400,000.....................................................    105,000     140,000     175,000     210,000     245,000
    450,000.....................................................    118,125     157,500     196,875     236,250     275,625
    500,000.....................................................    131,250     175,000     218,750     262,500     306,250
    550,000.....................................................    144,375     192,500     240,625     288,750     336,875
    600,000.....................................................    157,500     210,000     262,500     315,000     367,500
    650,000.....................................................    170,625     227,500     284,375     341,250     398,125
    700,000.....................................................    183,750     245,000     306,250     367,500     428,750
    750,000.....................................................    196,875     262,500     328,125     393,750     459,375
    800,000.....................................................    210,000     280,000     350,000     420,000     490,000
    850,000.....................................................    223,125     297,500     371,875     446,250     520,625
    900,000.....................................................    236,250     315,000     393,750     472,500     551,250
    950,000.....................................................    249,375     332,500     415,625     498,750     581,875
  1,000,000.....................................................    262,500     350,000     437,500     525,000     612,500
  1,050,000.....................................................    275,625     367,500     459,375     551,250     643,125
  1,100,000.....................................................    288,750     385,000     481,250     577,500     673,750

     A participant's remuneration covered by the Pension Plan is his or her average base salary and bonus, including amounts paid in the form of restricted stock (as reported in the Summary Compensation Table) for the sixty consecutive months in which the highest level of compensation was paid to the participant during the last one hundred twenty months of the participant's career with the Corporation, NGC and their subsidiaries. The approximate term of service as of the end of 1995 for each named executive officer is: Mr. Cambre two years; Mr. Clark 13 years; Mr. Murdy three years; Mr. Kurlander two years; Mr. Hamer 21 years. Benefits shown are computed on a straight single life annuity basis beginning at age 62. Such amounts have not been reduced for Social Security benefits.

     OFFICERS' DEATH BENEFIT PLAN AND GROUP LIFE INSURANCE PROGRAM. NGC has an Officers' Death Benefit Plan for the benefit of the named executive officers and other executive officers of the Corporation, NGC and certain of their subsidiaries. The plan provides a death benefit of three times annual base salary for an executive officer who dies while an active employee and a death benefit of one times final annual base salary for an executive officer who dies after retiring at or after normal retirement age. For retirement prior to normal retirement age, the post-retirement death benefit is 30% to 100% of one times final annual base salary, depending on the number of years to normal retirement age. Mr. Clark is a participant in a prior plan and has a death benefit of the greater of $770,000 or three times annual base salary while an active employee and a post-retirement death benefit based on retirement at or after normal retirement age of the greater of $385,000 or one times final annual base salary. Under such prior plan, for retirement prior to normal retirement age, Mr. Clark's post-retirement death benefit is 30% to 100% of the greater of $385,000 or one times final annual base salary depending on the number of years to normal retirement age. Coverage under the Officers' Death Benefit Plan is offset by group life insurance maintained for the benefit of all salaried employees of the Corporation, NGC and certain of their subsidiaries.

     EXECUTIVE AGREEMENTS. An agreement is currently in effect between the Corporation, NGC and Mr. Cambre which provides for an annual base salary of $500,000 beginning in 1994. The agreement provides that the Boards of Directors of the Corporation and NGC may, at their discretion, increase Mr. Cambre's base salary and that any such increased base salary made after January 1994 automatically becomes Mr. Cambre's minimum base salary thereafter. Mr. Cambre's employment agreement is effective until his 62nd birthday, unless terminated earlier as provided in the agreement. In the event Mr. Cambre's employment is terminated without "cause" (as defined below) and without any breach by Mr. Cambre of such agreement, he will be entitled to receive a lump sum payment equal to twice his annual base salary for each twelve-month period in the remaining term of his employment (which will not exceed two years).

     Mr. Murdy's letter of offer of employment from NGC provides that if his employment is terminated other than for "cause" (as defined below) before December 31, 1997, he will be entitled to receive 35 months of his then annual base salary plus certain other severance benefits; thereafter, he will be entitled to 24 months of salary plus benefits.

     Any benefits to which Messrs. Cambre and Murdy may be entitled from NGC's Severance Pay Plan (as described below) reduce the benefits due under these arrangements.

     Each of the named executive officers participates in NGC's Severance Pay Plan, amended and restated effective as of May 1, 1993 (the "Severance Pay Plan"). Participants in the Severance Pay Plan with at least one year of service
(a) who have been continually employed by the Corporation, NGC or one of their subsidiaries or affiliates on and after August 1, 1991 or (b) whose employment with the Corporation, NGC or one of their subsidiaries or affiliates is involuntarily terminated (other than for "cause" as defined below or for poor job performance or conduct below reasonably expected standards) within 24 months after a change in control (as defined in the Severance Pay Plan) of the Corporation (other than those participants whose employment began on or after May 1, 1993) are entitled to receive a minimum of the greater of (i) four weeks of salary (as defined in the Severance Pay Plan), together with an additional two weeks of salary for each year of service; or (ii) from nine to 78 weeks of salary depending on the salary grade of the participant, calculated based on the relevant participant's salary as of April 30, 1993. Each of the named executive officers who are otherwise eligible for severance pay under clause (ii) above would receive 78 weeks of salary. Participants whose employment began on or after May 1, 1993 whose employment in involuntarily terminated are entitled to receive only the amount determined as set forth in clause (i) in the previous sentence. Under the Severance Pay Plan, the maximum severance allowance benefit payable to a participant calculated as set forth above is 104 weeks of such participant's salary. In addition to the amount described above, each participant is also entitled to a lump sum payment equal to NGC's matching contribution that would have been made under NGC's Retirement Savings Plan calculated in accordance with the relevant provisions of the Severance Pay Plan and any accrued and unused vacation time. Participants under the Severance Pay Plan are also entitled to certain fringe benefits, such as coverage under NGC's medical and dental plans and life insurance plan, as set forth in the Severance Pay Plan.

     "Cause" as a basis for termination under these arrangements is generally limited to (i) misappropriation of funds or property of the Corporation, NGC or their subsidiaries, (ii) conviction of a felony, (iii) obtaining personal benefit from any transaction between the Corporation, NGC or their subsidiaries and a third party without the prior approval of such benefit by the Board of Directors of the Corporation or of NGC or (iv) obtaining a personal profit from the sale of the Corporation's, NGC's or their subsidiaries' trade secrets.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Corporation is composed entirely of directors who are neither officers nor employees of the Corporation nor NGC. Each of the Compensation Committees of the Corporation and NGC is responsible to its respective Board of Directors and by extension to the stockholders of the Corporation or NGC, as the case may be, for approving and administering the policies which govern annual compensation and incentive programs for the Corporation's and NGC's executive officers and other key employees. The members of the Corporation's Compensation Committee are also directors of NGC and serve on the NGC Compensation Committee. The membership of the two Committees is identical. The Corporation and NGC operate as a single economic unit and all of the executive officers of the Corporation are also the executive officers and employees of NGC. NGC pays all compensation expenses of such employees. The following report reflects the compensation philosophy and decisions of both Committees.

     There are three elements to the Corporation's and NGC's executive compensation program -- base salaries, annual incentives and stock options.

     BASE SALARIES. The base salaries for executive officers of the Corporation and NGC, including Mr. Cambre and the other named executive officers, fall within salary ranges that reflect competitive base pay levels within the mining industry as a whole for the positions they hold. The Corporation and NGC subscribe to and participate in surveys of executive-level compensation. One of the surveys in which the Corporation and NGC participate is devoted exclusively to the gold mining industry and includes information about 15 companies based in North America. This survey not only includes the four companies that comprise the S&P Gold Index shown on the Corporation's Performance Graph below, but also includes a number of companies which the Committees believe are more appropriate for comparison with the Corporation and NGC for purposes of analyzing executive compensation. Based on a review of such survey information, the Committees believe that the base salaries of the Corporation's and NGC's executive officers are slightly below the median salaries for comparable positions in the gold mining industry. The Corporation and NGC participate in other surveys as well, which cover a wide range of industries and companies. Although many of the companies included in these broader surveys are not capable of meaningful comparison with the Corporation and NGC, the Corporation and NGC use such surveys to identify general trends in executive compensation.

     Base salary increases are made on the basis of changes in industry levels as well as evaluated individual contribution and the Corporation's and NGC's performance in the prior year. The 1995 base salary increases of the named executive officers, other than Mr. Cambre, were in line with increases in base salaries for comparable industry positions as reflected in the gold mining industry survey. Mr. Cambre's base salary for 1995 was determined pursuant to his employment agreement.

     ANNUAL INCENTIVES. Annual incentive awards are made pursuant to NGC's Annual Incentive Compensation Plan (the "Plan"). The named executive officers (and other participants at specified salary levels) are eligible to receive both a corporate performance bonus and a personal performance bonus. Corporate performance bonuses are paid in cash and are based upon the attainment of production and cost-of-production goals established annually by NGC's Board of Directors on the recommendation of its Compensation Committee. At year-end, actual cash costs of production are adjusted to consider the effect of actual production over or under targeted production. Such adjusted costs are then compared with targeted costs to determine a "corporate performance percentage." NGC must achieve a minimum percentage (designated by NGC's Board of Directors to be 85%) before any bonuses based on corporate performance can be made to participants in the Plan. Corporate performance bonuses are incrementally increased (or decreased) in accordance with incrementally higher (or lower) performance percentages (with the maximum percentage being 120%). In 1995, NGC achieved a corporate performance percentage of 98.21%. In addition, each year NGC's Board of Directors designates a minimum average price of gold per ounce when the corporate performance target is determined. No corporate or personal performance bonuses under the Plan may be paid for any year in which NGC does not realize such minimum average price of gold per ounce. In 1995 NGC met the minimum average price of gold per ounce.

     Personal performance bonuses are based upon an evaluation of a participant's personal contribution to the Corporation and NGC and are also typically paid in cash. However, 1995 personal performance bonuses to the named executive officers, except Mr. Hamer, were paid partly in cash and partly in the form of restricted shares of NGC's common stock, subject to two-year vesting provisions. The restricted stock component of the Plan is intended to align the interests and motivation of such recipients with the interests of the Corporation's and NGC's stockholders. It is believed that such ownership will positively influence long-term decision making since awards for current performance will be impacted by future stock prices. In 1995, personal performance awards to the named executive officers and other Plan participants were based on certain subjective factors such as the individual skills, experience and accomplishments of the relevant executive officer, as well as such executive officers' contributions to the positive economic results realized by the Corporation, together with its continued global expansion, during 1995. The Committees did not use any fixed weighting of such factors in determining personal performance bonuses.

     Participants in the Plan are assigned target awards as a percentage of their base salary. Target awards increase at higher management levels, to 105% of base salary in the case of Mr. Cambre. The weighting of corporate performance and personal performance factors varies by participant, and in the case of Mr. Cambre was approximately one-third corporate performance and two-thirds personal performance.

     In light of the Corporation's performance in 1995, the Committees determined that in general the sum of an individual's base salary and his or her target annual incentive award should approach the 75th percentile for comparable positions in the gold mining industry as set forth in the executive-level compensation surveys described above.

     The Chief Executive Officer's 1995 corporate performance bonus was based on the corporate performance percentage described above, while his 1995 personal performance bonus was based on his individual accomplishments as well as his contributions to the overall results of the Corporation and NGC. Mr. Cambre's total 1995 cash and restricted stock bonus of $500,000 was equal to 100% of his 1995 base salary. Mr. Cambre's corporate performance bonus of $152,768 (31% of such total award) was based on a corporate performance percentage of 98.21% as described above. His personal performance bonus of $347,232 (69% of such total award) was based on Mr. Cambre's personal performance evaluation. In making this decision, the Committees considered Mr. Cambre's vision and leadership which enabled the Corporation to achieve the following positive results and developments in 1995:

     - income before taxes exceeded target, notwithstanding start-up delays of a production facility at NGC's Carlin mine and at Zarafshan-Newmont in Uzbekistan;

     - earnings, excluding non-recurring items, increased 16% from 1994 on an only 11% increase in gold production during that same period, while cash costs per equity ounce for 1995 rose only 3.5%;

     - operations and gold production commenced at Zarafshan-Newmont in Uzbekistan;

     - successful gold production continued at Minera Yanacocha in Peru together with an ongoing stable relationship with the community;

     - the price of the Corporation's common stock, compared to that of its competitors, increased overall in 1995 reflecting the sustained confidence of the investment community in the Corporation and

     - numerous significant additions were made to the Corporation's strategic management team.

     STOCK OPTIONS. The third element of executive compensation, stock options, is long-term in nature. In 1992, the Corporation's Compensation Committee, which is also responsible for administering the Corporation's stock option plans, suspended its practice of making semi-annual stock option grants to Messrs. Clark and Hamer. Instead, the Committee awarded special equity option grants to these executives. In addition, Messrs. Cambre, Murdy and Kurlander were also awarded special equity option grants in November 1993, December 1992 and November 1994, respectively, when they joined, or shortly after they joined, the Corporation and NGC. This form of award was based upon recommendations contained in a study undertaken for the Corporation's Compensation Committee by an independent compensation consultant which had been asked to design an option program which would align the financial interests of its senior-most executives more closely with those of the stockholders of the Corporation and of NGC.

     The special equity option awards are stock options with special pricing features. With respect to half of these special grants the options are not exercisable unless the Corporation's common stock price equals or exceeds 125% of the exercise price on the day prior to exercise. With respect to the other half of the special grants, the exercise prices are set at successively higher levels above the value of the Corporation's common stock on the grant date. Individuals must own and place on deposit with the Corporation a number of shares equal to 2% of the shares covered by the options they were granted. The purpose of the deposited shares is to evidence a commitment to ownership and risk on the part of the executive in exchange for the leveraged opportunity to participate in the growth in share value represented by the options. The shares come off deposit when an option is exercised or expires. If the required number of shares are not placed on deposit, or if they are taken off deposit early, the option is proportionately reduced.

     POLICIES WITH RESPECT TO TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Under the Revenue Reconciliation Act of 1993, Section 162 of the Internal Revenue Code was amended to eliminate, with certain exceptions, the deduction for certain compensation in excess of $1 million to any named executive officer, including the Chief Executive Officer. The Committees believe that the Corporation's stock plans comply with the exceptions to this limitation. It is possible that payments made from time to time under NGC's Annual Incentive Compensation Plan could constitute non-deductible compensation expenses. Altering such Plan to assure full deductibility of compensation, however, could inhibit the Committees' ability to adjust performance criteria as they deem appropriate. Because the Committees do not currently anticipate any significant increase in tax liability to the Corporation or NGC as a result of the Section 162 amendments, the Committees have not altered their approach to setting incentive compensation in response to such amendments. Should the compensation levels of the Chief Executive Officer or any of the other named executive officers materially affect the Corporation's or NGC's tax position in the future, the Committees will consider establishing performance criteria that will allow the Corporation and NGC to avail themselves of all appropriate tax deductions.

     SUMMARY. The Committees believe that the combination of competitive base salaries, potentially significant performance-based annual incentives paid partially in restricted stock and a highly leveraged equity incentive represented by premium-priced options combined with an ownership commitment, represents a highly motivational and effective senior executive compensation program that works to attract and retain talented executives and strongly aligns the interests of senior management with those of the stockholders of the Corporation and of NGC in achieving above average long-term returns on investment.

     Submitted by the Compensation Committee of the Corporation's Board of
Directors:

            Joseph P. Flannery, Chairman       Robin A. Plumbridge
            Thomas A. Holmes                   William I. M. Turner, Jr.

                    FIVE-YEAR STOCKHOLDER RETURN COMPARISON

     The following graph assumes $100 investment on December 31, 1990 in the Corporation's common stock, the S&P 500 Index and the S&P Gold Index.

                     CUMULATIVE VALUE OF A $100 INVESTMENT
                       ASSUMING REINVESTMENT OF DIVIDENDS

                             Newmont
   Measurement Period        Mining       S&P 500     S&P Gold
  (Fiscal Year Covered)    Corporation     Index       Index*
1990                               100          100          100
1991                               100          130           81
1992                               104          140           76
1993                               147          155          139
1994                               115          157          112
1995                               147          215          126

* Echo Bay Mines Ltd., Homestake Mining Company, Newmont Mining Corporation and Placer Dome, Inc.

                PROPOSAL NO. 2 -- APPROVAL OF THE CORPORATION'S
                           1996 EMPLOYEES STOCK PLAN

     The Corporation's 1996 Employees Stock Plan (the "1996 Plan") was adopted by the Board of Directors on March 20, 1996, subject to approval by the holders of a majority of the outstanding shares of common stock represented at the Annual Meeting of Stockholders on May 2, 1996.

     The Corporation's 1992 Key Employees Stock Plan (the "1992 Plan") will terminate on May 7, 2002. As of March 7, 1996, only 498,351 shares of the Corporation's common stock remain available for the granting of options or other awards under the 1992 Plan. The Board of Directors believes that the Corporation's 1982 Key Employees Stock Option Plan, 1987 Key Employees Stock Option Plan and the 1992 Plan (the "Predecessor Plans") contributed significantly to the success of the Corporation by enabling the Corporation to attract and retain upper management personnel of outstanding ability. Accordingly, the Board has adopted, subject to the requisite approval by the stockholders, the 1996 Plan which would permit the committee administering the plan to grant (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) stock options not intended to qualify as incentive stock options ("NQOs"), (c) stock appreciation rights ("SARs") in conjunction with the granting of stock options,
(d) restricted stock, (e) bonuses or other compensation payable in stock and (f) other stock-based awards.

     The Board recommends that the stockholders of the Corporation approve the 1996 Plan. The full text of the 1996 Plan appears in Exhibit A to this Proxy Statement and should be referred to for a complete description of its provisions. The principal features of the 1996 Plan are summarized below, but this summary is qualified in its entirety by reference to the complete text of the 1996 Plan.

     SUMMARY. The 1996 Plan would permit the issuance of options and other awards covering in the aggregate up to 3,000,000 shares of the common stock of the Corporation, plus an additional number of shares on January 1 of each calendar year for the term of the 1996 Plan equal to one percent of the Corporation's outstanding common stock on the immediately preceding December 31. The 1996 Plan shall become effective on May 2, 1996, if a majority of the shares present and voting at the Annual Meeting of Stockholders are voted in favor of it. The options and other awards may be issued under the 1996 Plan on or prior to May 2, 2006, to employees of the Corporation and its subsidiaries and affiliates designated by the Committee. Persons who serve only as directors, as well as members of the Corporation's Compensation Committee (the "Committee"), are not eligible to participate in the 1996 Plan.

     ADMINISTRATION. The Committee, which shall consist of at least three persons selected by the Board from among its members, will administer the 1996 Plan. Members of the Committee must be "outside directors," within the meaning of Section 162(m) of the Code, and "disinterested persons" or "non-employee directors," as applicable, within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (but only to the extent necessary for the 1996 Plan and awards thereunder to satisfy the requirements of such rule). The Committee will select the participants from the eligible employees and determine the provisions of the options and other awards to be granted, including the timing thereof and the number of shares under each option and other award. The terms of any options or other awards under the 1996 Plan need not be uniform as to all grants and recipients thereof. Each option or other award under the 1996 Plan shall be evidenced by an award agreement, which shall be executed by the Corporation and the recipient thereof, unless the agreement provides otherwise. The Committee shall have the authority to prescribe the form, and, subject to the terms of the 1996 Plan, determine the content of all such award agreements. The Committee may establish, amend, waive and rescind rules, regulations and guidelines for the administration of the 1996 Plan. The Committee is responsible for interpreting the 1996 Plan and the options and other awards granted thereunder. The 1996 Plan also grants to the Committee, among other powers, the authority to accelerate the exercisability of any outstanding option or award or the termination of restrictions applicable to any outstanding restricted stock when such acceleration or termination would be in the Corporation's best interest and to establish performance goals applicable to any awards under the 1996 Plan and certify whether and to what extent any such goals have been met. Decisions and actions of the Committee shall be final and conclusive on all persons having or claiming to have any right or interest in or under the 1996 Plan. The 1996 Plan authorizes the Committee to delegate the administration of the plan, other than the authority to grant awards under the Plan and subject to certain other limitations, and the 1996 Plan permits the Board to exercise the Committee's powers under the plan, other than with respect to matters required by law to be determined in the discretion of the Committee. Currently, it is expected that the Committee will consist of Messrs. Flannery, Holmes, Plumbridge and Turner (the incumbent Compensation Committee), each of whom is an outside director and each of whom is a member of the Committee administering the Predecessor Plans.

     SHARES SUBJECT TO THE PLAN; LIMITATIONS ON GRANTS OF OPTIONS AND OTHER AWARDS. A total of 3,000,000 shares of the common stock of the Corporation (of which no more than 600,000 may be issued as restricted stock), plus an additional number of shares on January 1 of each calendar year for the duration of the 1996 Plan equal to one percent of the number of shares of the Corporation's common stock outstanding on the immediately preceding December 31 (provided that no more than twenty percent of such additional annual shares may be awarded as restricted stock), may be optioned or awarded under the 1996 Plan, subject to the provisions regarding changes in capital described below. The 1996 Plan provides that no more than 7,500,000 shares of the Corporation's common stock may be awarded with respect to ISOs for the duration of the Plan. The shares of common stock may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Corporation or a subsidiary of the Corporation. On termination or expiration of an unexercised option, SAR or other stock-based award, in whole or in part, the number of shares of common stock subject to such unexercised option or other award shall become available again for grant under the 1996 Plan. Any shares of restricted stock forfeited as hereinafter described shall become available for grant under the 1996 Plan, provided that the recipient thereof has not realized any benefits of ownership from such shares.

     No more than 500,000 shares of the Corporation's common stock (subject to adjustment for certain changes in capital) may be subject to each of the following types of awards granted to a participant under the 1996 Plan in any twelve-month period: options (including any related SARs), awards of performance-based restricted stock and performance-based other stock-based awards.

     PARTICIPATION. Options and other awards are to be granted by the Committee only to employees of the Corporation, its subsidiaries and any of its other affiliates designated by the Committee, including officers who may also be directors, but excluding non-employee directors and members of the Committee. Approximately 300 participants, including all current executive officers of the Corporation (22 in number, of whom one person, the Corporation's Chairman, President and Chief Executive Officer, is also a director), will be eligible to receive options and other awards under the 1996 Plan if approved by the stockholders.

     No determination has been made at this time with respect to the identity of persons who may be selected to receive options or other awards under the 1996 Plan.

     TERMS OF OPTIONS. Option Price. The option exercise price per share of Corporation common stock shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of such stock on the date the option is granted. The 1996 Plan generally defines "fair market value" as the average of the high and low sales prices of the Corporation's common stock on the relevant date as reported for New York Stock Exchange issues in The Wall Street Journal, unless, under certain circumstances, the Committee determines that some other reasonable valuation method shall be used. Such fair market value on March 7, 1996, was $53.625.

     Payment. The option price is payable in any manner permitted by applicable law and prescribed by the Committee, including, in the Committee's discretion, in accordance with a "cashless exercise" program that it may establish. Any cash proceeds received by the Corporation on the exercise of options will constitute general funds of the Corporation.

     Exercise of Options. The Committee is empowered at the time of grant to determine the date or dates on which options will become exercisable and such will be stated in the award agreement. At the time of grant, the Committee shall fix a period not in excess of ten years during which the option may be exercised and the events which will cause earlier termination of the option. No optionee or other person shall become the beneficial owner, nor have any rights of a holder of shares of the Corporation's common stock subject to the option until the optionee has exercised such option in accordance with the applicable award agreement and the 1996 Plan. The 1996 Plan permits optionees to exercise their options with shares in immediately successive transactions. An optionee can use option shares received from the exercise of a portion of his or her option to pay the option price on the next exercise. At the conclusion of such transactions the additional shares held by the optionee will be equal in value to the excess of the fair market value of the shares over the total exercise price for such shares, similar to the result of exercising SARs for stock, as described below. Options shall terminate upon termination of an optionee's employment; however, the Committee may determine that an option may be exercised prior to the option's termination date following such termination of employment to the extent provided in the applicable award agreement.

     TERMS OF SARS. SARs may be granted to a participant at the time that he or she is granted stock options under the 1996 Plan (or, in the case of SARs granted with NQOs, at any time thereafter, during the term of such NQOs). Upon exercising a SAR, the holder thereof is entitled to receive the excess of the fair market value of the stock for which the SAR is exercised over the exercise price of the related option. Such amount is payable in stock or in cash or in a combination of each at the discretion of the Committee, as stated in the applicable award agreement. A SAR shall be exercisable to the extent its related stock option is exercisable. A stock option shall no longer be exercisable to the extent that the holder thereof exercises any related SAR. Likewise, a SAR shall not be exercisable to the extent of the exercise or expiration of the related stock option.

     AWARDS OF RESTRICTED STOCK. At the time of awards of restricted stock, the Committee will specify time periods, vesting and earn-out provisions (which may be dependent on continued employment), and/or specified performance goals prior to the expiration, satisfaction or achievement of which the shares of restricted stock may not be sold, pledged or otherwise transferred. While restricted, the shares of restricted stock would be registered in the participant's name but any stock certificates for such shares would be held by the Corporation. The participant would receive dividends (except that dividends paid in common stock of the Corporation or other property shall be subject to the same restrictions as the restricted stock) and have voting and all other rights of a stockholder during the restricted period.

     When the shares vest, they shall be delivered to the participant free of restrictions. Upon termination of employment, the restricted shares shall vest or be forfeited in accordance with the terms of the employee's restricted stock award agreement. However, the Committee may in its discretion waive any forfeitures for whatever reason the Committee considers to be in the interests of the Corporation. Any shares subject to specified performance criteria shall also be forfeited upon failure to meet such criteria to the extent set forth in the restricted stock award agreement.

     OTHER STOCK-BASED AWARDS. The Committee may grant to participants under the 1996 Plan other stock-based awards, which are valued in whole or in part by reference to, or otherwise based on common stock of the Corporation. The form of any other stock-based awards granted under the 1996 Plan shall be determined in the discretion of the Committee, and may include, for example, deferred stock, performance shares, performance units and/or convertible debentures. The Committee shall also have the discretion to determine the terms, conditions, restrictions and/or limitations, consistent with the 1996 Plan, applicable to any other stock-based awards granted under the plan. The 1996 Plan gives the Committee the discretion, under certain circumstances, to waive any such limitations or requirements and to modify or accelerate the exercisability or other terms and conditions of any other stock-based award. Unless the Committee determines otherwise, an other stock-based award shall include an entitlement to receive dividend equivalents based on dividends paid with respect to the Corporation's common stock covered by such award. Any dividend equivalents shall be converted to cash or additional shares of the Corporation's common stock at such time and in such manner and subject to such limitations as may be determined by the Committee.

     BONUSES OR OTHER COMPENSATION PAYABLE IN STOCK. In lieu of cash bonuses or other compensation otherwise payable to employees under the Corporation's or applicable subsidiary's compensation practices, the Committee may determine that such bonuses or other compensation shall be payable in common stock of the Corporation or partly in such stock and partly in cash. Any such shares shall be subject to such terms as the Committee may determine in its discretion.

     FORFEITURE PROVISIONS. To the extent provided in the applicable award agreement, (1) a participant who exercises an option or a SAR and within six months thereafter leaves employment with the Corporation or its subsidiary (other than for certain reasons) shall be required to repay to the Corporation the gain he or she realized upon such exercise (however, no such repayment shall be required to the extent that the fair market value of stock acquired upon exercise of an option shall, as of the date of such termination of employment, have declined below the option exercise price previously paid by the participant and he or she has not previously disposed of such stock) and (2) if a participant engages in any activity in competition with the business of, or inimical, contrary or harmful to the interests of, the Corporation or its subsidiaries, as determined by the Committee in its discretion, at any time prior to the exercise, expiration or termination of any option or other award or the restrictions applicable to any restricted stock granted to the participant under the 1996 Plan, or within three years after such participant leaves employment with the Corporation or its subsidiary (other than for certain reasons) or exercises an option or a SAR, then any outstanding options or other awards granted to such participant shall thereupon terminate, any restricted stock awarded to such participant shall be forfeited, any unpaid dividend equivalents shall not be paid to such participant and any gain realized by such participant upon the exercise of an option or SAR within such prior three-year period shall be repayable by the participant to the Corporation. The Committee has discretionary authority under the 1996 Plan to release any participant from any or all obligations that he or she owes to the Corporation pursuant to these provisions of the 1996 Plan and/or to waive, in whole or in part, any such forfeiture if the Committee determines that such action is in the best interests of the Corporation.

     CHANGES IN CAPITAL. Appropriate adjustments in the number and class of shares available under the 1996 Plan, the number, class and price of shares subject to outstanding option, SAR and other stock-based award grants and the number and class of shares under awards of restricted stock will be made by the Committee upon any changes in the outstanding shares of common stock resulting from any subdivision or consolidation of shares, the payment of a stock dividend on the common stock, recapitalization, reorganization, liquidation, merger or consolidation (whether or not the Corporation is the surviving corporation) or other similar changes in the Corporation's corporate structure or capitalization. Except as otherwise specifically provided in the applicable award agreement, in the event of the approval by the stockholders of the Corporation of a merger, consolidation, combination, reorganization or other transaction resulting in less than 50% of the combined voting power of the successor entity being owned by former stockholders of the Corporation, the liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of its assets or business; a tender or exchange offer which, if successful, would put 50% or more of the shares of the Corporation's common stock in control of the offeror or a lesser percentage which the Committee determines may materially adversely affect the market value of the shares of the Corporation's common stock after such offer; the purchase by any person or group, directly or indirectly, of 20% or more of the combined voting power of the Corporation's outstanding securities (or right to acquire such ownership); or during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or nomination of each new director was approved by at least two-thirds of the directors then remaining in office from the beginning of such period (other than a sale or other disposition to or for the benefit of, or any beneficial ownership or offer by or on behalf of the Corporation, its subsidiary and/or any employee benefit plan of either), then, unless the Committee determines otherwise (i) all restrictions on outstanding awards of restricted stock shall be immediately canceled, (ii) all outstanding options, SARs and/or other stock-based awards shall become immediately exercisable in full without regard to the terms of the 1996 Plan or the terms of any such options or other awards and (iii) all such options and other awards shall immediately become fully vested and nonforfeitable. Upon the occurrence of any event described in the preceding sentence, the Committee may, in its discretion, (i) make adjustments to options, SARs and/or other stock-based awards, under the 1996 Plan to substitute shares or other securities of the surviving corporation or another corporation that is a party to the transaction having approximately the same value as the shares of the Corporation's common stock covered by the options, SARs and/or other stock-based awards, (ii) cancel or waive any payment owed by, or any forfeiture imposed on a participant pursuant to the forfeiture provisions of the 1996 Plan (as described above), and/or (iii) determine that any outstanding stock options, SARs and/or other stock-based awards shall be cashed-out based on the greater of (A) the highest market value of the

Corporation's common stock subject to such option or other award over the 30 trading days prior to such transaction and (B) the value of the consideration that would be received in such transaction for common stock of the Corporation, less the aggregate exercise price of such option or other award (if any).

     TRANSFERABILITY OF OPTIONS AND OTHER AWARDS. During the lifetime of a recipient of an option or other award under the 1996 Plan, such option or other award shall only be exercisable by such recipient or, if an award agreement (other than with respect to an ISO) so provides, his or her alternate payee pursuant to a qualified domestic relations order (a "QDRO"). Options or other awards shall not be transferable except by will or the laws of descent and distribution or pursuant to such a QDRO or to the designated beneficiary of a deceased participant, in accordance with the applicable award agreement. Notwithstanding the foregoing, an award agreement under the 1996 Plan may, in the Committee's discretion, permit the recipient of an option, other than an ISO, or other award to transfer such option or award, together with any exercise rights of such recipient.

     TAX WITHHOLDING OBLIGATIONS. If any tax withholding obligations arise under applicable law with respect to any option or award under the 1996 Plan, the plan provides that the participant shall pay, or make other arrangements satisfactory to the Corporation to pay, in cash any such taxes at the time the income with respect to such option or award is first includible in the participant's taxable income, or, if the participant elects to be taxed earlier with respect to an award, the date of such election. The 1996 Plan gives the Committee discretion to permit a participant to elect withholding of common stock of the Corporation otherwise deliverable to such participant or to tender pre-owned common stock of the Corporation, acquired more than six months prior to such tender, in full or partial satisfaction of such tax obligations under procedures approved by the Committee.

     AMENDMENT AND TERMINATION OF THE 1996 PLAN. The Board may, from time to time, amend, alter, suspend or terminate the 1996 Plan. However, without approval of the stockholders (to the extent required), the Board may not (1) increase the maximum number of shares of common stock of the Corporation which may be sold or awarded under the 1996 Plan, except as described above, (2) decrease the minimum option exercise price requirements of the 1996 Plan except as described above, (3) change the class of persons eligible to receive options or other awards under the 1996 Plan or (4) extend the duration of the 1996 Plan or the period during which options may be exercised. The Committee may also amend outstanding options, SARs, restricted stock awards or other stock-based awards. No such amendment or termination of the 1996 Plan or amendment of outstanding options or other awards may impair the previously accrued rights of any holder of an outstanding option or other award without his or her written consent.

     Notwithstanding the foregoing, the Board may amend the 1996 Plan and the Committee may amend or specify additional terms, conditions and restrictions with respect to any option or other award under the 1996 Plan, either retroactively or prospectively, and without the consent of the participant, so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act and/or so that any option or other award shall be exempt from the deductibility limitations of Section 162(m) of the Code or as necessary or appropriate to ensure compliance with other applicable laws.

     AWARDS UNDER THE 1992 PLAN. Subject to approval of the 1996 Plan by the Corporation's stockholders, the 1996 Plan shall apply to and govern existing and subsequent awards under the Predecessor Plans (other than ISOs outstanding under the Predecessor Plans on the effective date of the 1996 Plan). Unless the Committee determines otherwise or the applicable holder properly refuses to consent, existing and subsequent awards under the Predecessor Plans shall be deemed amended to provide any additional rights applicable to options and other awards under the 1996 Plan.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The tax consequences applicable to the Corporation and a participant in connection with an ISO, NQO, SAR, restricted stock award or other stock-based award granted to a participant, or bonuses or other compensation paid in stock under the 1996 Plan are complex and depend, in large part, on the surrounding facts and circumstances. The following brief summary of certain significant United States Federal income tax consequences, under existing law, of the 1996 Plan is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     Under the Code, the grant of stock options does not result in taxable income to the optionees or any tax deduction to the Corporation. However, the transfer of common stock of the Corporation to optionees upon exercise of their options may or may not give rise to taxable income to the optionees and tax deductions to the Corporation, depending upon whether or not the options are ISOs or NQOs.

     In general, a participant will not recognize any income upon the exercise of an ISO, and the Corporation will not be entitled to a tax deduction on account of such exercise. However, a participant could be subject to the alternative minimum tax upon exercise. If the Code requirements relating to the holding periods for stock acquired on exercise of an ISO have been satisfied, a participant who acquires Corporation common stock upon the exercise of his or her ISO will recognize any gain or loss realized upon the sale of such stock as long-term capital gain or loss, but the Corporation will not be entitled to any tax deduction on account of such sale. If such holding period requirements are not satisfied with respect to such stock acquired on exercise of an ISO, the sale of the stock so acquired will result in ordinary income being recognized by the participant in an amount equal to the excess, with certain adjustments, of the fair market value of the underlying stock on the date of exercise over the option price and the Corporation will be entitled to a tax deduction in the same amount. Any additional gain realized by such participant on such a sale of his or her stock will be capital gain. If the total amount realized upon such a sale is less than the exercise price of the ISO, the difference will be a capital loss to such participant.

     In the case of a NQO, a participant generally will recognize ordinary income upon the exercise of such option in an amount equal to the excess of the fair market value of the underlying stock on the date of exercise over the option price, and the Corporation will be entitled to a tax deduction in the same amount. Such participant will recognize as capital gain or loss any profit or loss realized on the sale or exchange of any such shares disposed of or sold.

     The granting of SARs does not produce taxable income under the Code to the participant or a tax deduction to the Corporation. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any stock received are generally taxable to the participant as ordinary income and deductible by the Corporation.

     A participant generally will not recognize any income for Federal income tax purposes upon the award of restricted stock which is not transferable and is subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to such stock will be taxable as compensation income to the employee. Generally, an employee will recognize compensation income at the first time such stock becomes transferable or no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of such shares of the Corporation's common stock on the date the restrictions lapse. However, a participant may elect to recognize compensation income upon the grant of restricted stock based on the fair market value of the shares of common stock of the Corporation subject to such award on the date of such award. If a participant makes such an election, dividends paid with respect to such restricted shares will not be treated as compensation, but rather as dividend income, and the participant will not recognize additional income when the restrictions applicable to such restricted stock lapse. Assuming compliance with the applicable withholding requirements, the Corporation will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the Corporation's taxable year in which such participant recognizes such income.

     The payment of bonuses or other compensation in common stock of the Corporation is generally immediately taxable to the employee and deductible by the Corporation; however, to the extent that such stock is not transferable and subject to a substantial risk of forfeiture, the tax consequences to the employee and the Corporation will be similar to the tax consequences of awards of restricted stock, described above.

     Under Section 162(m) of the Code, the Corporation may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the chief executive officer of the Corporation or any one of the other four highest paid executive officers who are employed by the Corporation on the last day of the taxable year. However, certain "performance-based compensation" the material terms of which are disclosed to and approved by the Corporation's stockholders is not subject to this limitation on deductibility. The Corporation has structured the stock option and SAR portions of the 1996 Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The 1996 Plan allows the Committee discretion to award restricted stock and other stock-based awards that are intended to be qualified performance-based compensation. Bonuses and other compensation payable in stock under the 1996 Plan are not intended to qualify as performance-based compensation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

                     PROPOSAL NO. 3 -- STOCKHOLDER PROPOSAL

     The Corporation has been advised that the following resolution and statement in support thereof may be presented by or on behalf a beneficial owner of shares of the Corporation's common stock at the Annual Meeting of Stockholders. The name and address of such beneficial owner, together with the number of shares of common stock held by such beneficial owner, will be furnished by the Securities and Exchange Commission, 450 5th Street, N. W., Washington, D. C. 20549, or by the Corporation, to any person, orally or in writing as requested, promptly upon the receipt of such request.

"WHEREAS WE BELIEVE: responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

"Adherence to public standards for environmental performance gives a company greater public credibility than following standards created by industry alone. For maximum credibility and usefulness, such standards should reflect what investors and other stakeholders want to know about the environmental records of their companies;

"Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. These help investors and the public to understand environmental progress and problems. Uniform standards for environmental reports permit comparisons of performance over time. They also attract new capital from investors seeking investments which are environmentally responsible and responsive and which minimize risk of environmental liability.

"The Coalition for Environmental Responsible Economics (CERES) -- which comprises shareholders of this company, public interest representatives, and environmental experts -- consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Over 90 companies, including Sun (Oil), General Motors, H. B. Fuller, and Polaroid, have endorsed these principles to demonstrate their commitment to public environmental accountability. Fortune 500 endorsers say that benefits of working with CERES are public credibility; "value-added" for the company's environmental initiatives; and advancement for the company's own environmental program.

"In endorsing the CERES Principles, a company commits to work toward:

       1. Protection of the biosphere           6. Safe products and services
       2. Sustainable natural resource use      7. Environmental restoration
       3. Waste reduction and disposal          8. Informing the public
       4. Energy conservation                   9. Management commitment
       5. Risk reduction                        10. Audits and reports

"(Full text of the CERES Principles and accompanying CERES Report Form obtainable from: CERES, 711 Atlantic Avenue, Boston, MA 02110; Tel:
617-451-0927).

"RESOLVED: Shareholders request the Corporation to prepare a report (at reasonable cost and omitting proprietary information) describing Corporation programs, progress and future plans relative to the environment and the CERES Principles, and using the standard CERES Report Form as a guide."

                              SUPPORTING STATEMENT

"Many investors support this resolution. Those sponsoring it have portfolios totaling $75 billion. Others voting FOR it bring shareholder votes to 20-30% at some companies. The number of public pension funds and foundations supporting this resolution increases every year. The objectives are: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public report of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and fully compatible with ISO 14000 certification.

"An annual environmental report in the format of the CERES Report would not duplicate -- but rather complement -- the Corporation's own environmental reporting.

"Shareholders are asked to vote FOR this resolution to ensure that our Corporation's environmental policies and reports are publicly scrutinized and adhere to standards upheld by management and stakeholders alike."

                       POSITION OF THE BOARD OF DIRECTORS

     This proposal is similar to one that was defeated at several of the Corporation's recent Annual Meetings of Stockholders, including the 1994 and 1995 Annual Meetings at which approximately 79% and 92%, respectively, of the votes cast (excluding abstentions and broker non-votes) voted against it, and the Board of Directors continues to oppose this proposal.

     The Board of Directors is in sympathy with the objectives of the proponents of the CERES principles proposal, and considers it vital to the interests of the stockholders that the Corporation be fully committed to a policy of strict compliance with federal and state environmental laws and regulations. The Board of Directors strongly supports the spirit of these laws and regulations, and takes the position that the Corporation should meet or exceed all environmental legal requirements.

     The Corporation's operations are subject to a comprehensive body of state and federal environmental laws and regulations and the Corporation has an effective organization and compliance program in place to ensure that these environmental requirements are met. Information relating to the Corporation's liabilities under, and compliance with, environmental laws is disclosed in the Corporation's annual report on Form 10-K, and in the notes to the financial statements that are included therein, which has been distributed to stockholders.

     The Corporation's operations in Nevada already are subject to specific environmental laws and regulations that fill more than 8,000 pages and contain an estimated 3. 5 million words, all of which govern the Corporation's actions. Fines for failure to comply with these laws and regulations range up to $25,000 per day per violation. Compliance with such laws and regulations, which have been devised by well ordered legislative and regulatory processes, would not, however, satisfy the language of the CERES principles. The Board of Directors believes that the CERES principles, and the private regulatory scheme they envision, are both environmentally unnecessary and economically harmful if adopted and literally applied by a mining company such as the Corporation.

     Unlike the vast body of applicable environmental laws and regulations which demand specific and quantifiable performance by the Corporation and other mining companies, the CERES principles are a vague and imprecise description of the environmental values sought to be achieved and the environmental negatives sought to be avoided.

     The Board of Directors believes that the elected members of Congress and state legislatures, and the environmental protection agencies they have established, are more responsible and better equipped to reconcile the various public interests that are inherent in environmental regulation than is a private special interest group, however well intentioned, that cannot be held accountable for the effects -- economic and otherwise -- of its attempted influence.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "AGAINST" THE FOREGOING PROPOSAL AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring other matters before the Annual Meeting of Stockholders except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

                                                                       EXHIBIT A

                           NEWMONT MINING CORPORATION

                           1996 EMPLOYEES STOCK PLAN

     1. Purposes. The purposes of the Newmont Mining Corporation 1996 Employees Stock Plan are:

          (a) To further the growth, development and success of the Company and its Subsidiaries by enabling employees of the Company and its Subsidiaries to acquire a continuing equity interest in the Company, thereby increasing their personal interests in such growth, development and success and motivating such employees to exert their best efforts on behalf of the Company and its Subsidiaries; and

          (b) To maintain the ability of the Company and its Subsidiaries to attract and retain employees of outstanding ability by offering them an opportunity to acquire a continuing equity interest in the Company and its Subsidiaries which will reflect the growth, development and success of the Company and its Subsidiaries.

Toward these objectives, the Committee may grant Options, Stock Appreciation Rights, or Other Stock-Based Awards or award Restricted Stock to such employees or pay such employees' bonuses (if any) or other compensation in Common Stock or award or grant any combination thereof, all pursuant to the terms and conditions of the Plan (each, an "Award").

     2. Definitions. As used in the Plan, the following capitalized terms shall have the meanings set forth below:

          (a) "ADDITIONAL ANNUAL INCREMENT" -- a number of shares of Common Stock equal to one percent of the number of shares of Common Stock outstanding on December 31 of the immediately preceding year.

          (b) "AGREEMENT" -- an option or award agreement evidencing an Award.

          (c) "AWARD" -- an Option, SAR, Other Stock-Based Award or Restricted Stock granted or awarded, or bonus or other compensation of an employee paid in Common Stock, pursuant to the terms and conditions of the Plan.

          (d) "AWARD GAIN" -- the gain represented by the product of the excess of the Fair Market Value of the Common Stock on the date of exercise of an Option or SAR over the exercise price of such Option or SAR multiplied by the number of shares of Common Stock subject to such Option or SAR, or portion thereof, exercised, without regard to any subsequent decrease or increase in the Fair Market Value of the Common Stock.

          (e) "AWARD LIMIT" -- 500,000 shares of Common Stock (as adjusted in accordance with Section 15).

          (f) "BOARD" -- the Board of Directors of the Company.

          (g) "CEO" -- the Chief Executive Officer of the Company.

          (h) "CODE" -- the Internal Revenue Code of 1986, as it may be amended from time to time, including regulations and rules thereunder and successor provisions and regulations and rules thereto.

          (i) "COMMITTEE" -- the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

          (j) "COMMON STOCK" -- the $1.60 par value common stock of the Company.

          (k) "COMPANY" -- Newmont Mining Corporation, a Delaware corporation, or any successor entity.

          (l) "DIVIDEND EQUIVALENTS" -- the equivalent value (in cash or Common Stock) of dividends paid on Common Stock subject to Other Stock-Based Awards granted under Section 9.

          (m) "EXCHANGE ACT" -- the Securities Exchange Act of 1934, as it may be amended from time to time.

          (n) "FAIR MARKET VALUE" of a share of Common Stock as of a given date shall be the average of the high and low sales prices for a share of Common Stock as reported for New York Stock Exchange issues in The Wall Street Journal for such date; provided, however, that if there is no sale of shares of Common Stock reported in The Wall Street Journal on such date, such fair market value shall be the average between the bid and asked prices for a share of Common Stock reported in The Wall Street Journal at the close of trading on such date; provided further, however, that if no such prices are reported for such day, the most recent day for which such prices are available shall be used. In the event that the method for determining the fair market value of a share of Common Stock provided for in the previous sentence shall not be practicable, then such fair market value shall be determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of the given date; provided, however, that for purposes of paragraph (a) of
     Section 6, such fair market value shall be determined subject to Section 422(c)(7) of the Code.

          (o) "ISO" OR "INCENTIVE STOCK OPTION" -- an option to purchase Common Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 and which conforms to the applicable provisions of Section 422 of the Code.

          (p) "NOTICE" -- written notice actually received by the Company at its offices on the day of such receipt, if received on or before 1:30 p.m., Denver time, on a day when the Company's offices are open for business, or, if received after such time, such notice shall be deemed received on the next such day, which notice may be delivered in person to the Company's Payroll Department or sent by facsimile to the Company, or sent by certified or registered mail or overnight courier, prepaid, addressed to the Company at 1700 Lincoln Street, Denver, Colorado 80203, Attention:
     Payroll Department.

          (q) "OPTION" -- an option to purchase Common Stock granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Options may be either ISOs or stock options other than ISOs.

          (r) "OPTIONEE" -- a Participant who has been granted an Option under the Plan in accordance with the terms and conditions set forth in Section 6.

          (s) "OTHER STOCK-BASED AWARDS" -- Awards granted to Participants under the Plan in accordance with the terms and conditions set forth in Section 10.

          (t) "PARTICIPANT" -- any employee of the Company or its Subsidiaries selected to participate in the Plan pursuant to Section 3.

          (u) "PERFORMANCE CRITERIA" -- earnings, increases in production, reductions in costs of production and reserve replacement.

          (v) "PLAN" -- this Newmont Mining Corporation 1996 Employees Stock
     Plan.

          (w) "PREDECESSOR PLANS" -- the Company's Amended and Restated 1992 Key Employees Stock Plan and the Company's Amended and Restated 1987 Key Employees Stock Option Plan.

          (x) "RESTRICTED STOCK" -- Common Stock awarded under the Plan in accordance with the terms and conditions set forth in Section 8.

          (y) "RESTRICTION PERIOD" -- a time period, which may or may not be based upon the achievement of particular performance goals and/or the satisfaction of vesting or earnout provisions (which may be dependent on the continued employment of the recipient) applicable to, and established or specified by the Committee at the time of, each award of Restricted Stock.

          (z) "RULE 16B-3" -- Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

          (aa) "SAR" -- a stock appreciation right granted to a Participant under the Plan and in accordance with the terms and conditions of Section 7.

          (bb) "SEC" shall mean the Securities and Exchange Commission.

          (cc) "SUBSIDIARY" shall mean (i) any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code and (ii) any unincorporated entity in which the Company and/or one or more of its "subsidiary corporations" (as defined in Section 424(f) of the Code) presently or in the future own an aggregate profits interest of fifty percent (50%) or more, which the Committee in its discretion determines will be a "Subsidiary" for purposes of the Plan.

     3. Administration of the Plan. (a) The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, but excluding matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined in the discretion of the Committee.

     (b) The Committee shall be appointed from time to time by the Board, and the Committee shall consist of not less than three members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and, to the extent necessary for the Plan and/or Awards thereunder to satisfy the requirements and conditions of Rule 16b-3, a "disinterested person," as defined by Rule 16b-3 (or a "non-employee director" under Rule 16b-3 as proposed to be amended by the SEC, if such amendments are finally adopted by the SEC substantially as proposed); provided, however, that if one or more of the members of the Committee does not qualify as such an "outside director" or a "disinterested person" (or a "non-employee director," if applicable) at the time any Award is granted, such Award nevertheless shall be deemed to be properly authorized and issued under the Plan and shall remain in full force and effect subject to the other terms and conditions contained in the Plan and the relevant Agreement.

     (c) Without limiting the generality of paragraph (a) of this Section 3, the Committee shall have the exclusive right and discretionary authority to: (i) interpret the Plan and the Agreements; (ii) determine eligibility for participation in the Plan and the amount of Awards payable under the Plan; (iii) select, from time to time, from amongst those eligible, the employees to whom Awards shall be granted under the Plan, which selection may be based upon information furnished to the Committee by the Company's management; (iv) determine whether an Award shall take the form of an ISO, Option other than an ISO, SAR, Restricted Stock, bonuses or other compensation payable in Common Stock, Other Stock-Based Award (and, if so, the form thereof) or any combination thereof; (v) determine the number of shares of Common Stock to be included in any Award or to which any Award shall otherwise relate and the periods for which Awards will be outstanding; (vi) establish, amend, waive and/or rescind rules and regulations and administrative guidelines for carrying out the Plan; (vii) to the extent permitted under the Plan and the applicable Agreement, accelerate the exercisability or the termination of any Restriction Period with respect to any Award when such acceleration and/or termination would be in the best interest of the Company; (viii) to the extent permitted under the Plan and the applicable Agreement, grant waivers of Plan terms, conditions, restrictions and limitations; (ix) correct any errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Agreement or any other instrument relating to any Award; (x) to the extent permitted by the Plan, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of Common Stock subject to any outstanding Award; (xi) in accordance with the Plan, establish and administer any performance goals in connection with any Awards, including the Performance Criteria to which such performance goals relate and the applicable measurement periods, and certify whether, and to what extent, any such performance goals have been met; (xii) at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to any ISO, Option other than an ISO, SAR, Other Stock-Based Award, Restricted Stock and/or bonuses or other compensation payable in Common Stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, (A) terms, restrictions and conditions for compliance with Federal and state securities laws, (B) methods of withholding or providing for the payment of required taxes and (C) restrictions regarding a Participant's ability to exercise Awards under a "cashless exercise" program established by the Committee; and (xiii) take any and all such other action it deems necessary or advisable for the proper operation and/or administration of the Plan. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. Decisions and actions by the Committee with respect to the Plan and any Agreement shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan and/or any Agreement. Awards, including Awards under the same section of the Plan, need not be uniform as to all grants and recipients thereof.

     (d) Each Award shall be evidenced by an Agreement, which shall be executed by the Company and the Participant to whom such Award has been granted, unless the Agreement provides otherwise; however, two or more Awards to a single Participant may be combined in a single Agreement. An Agreement shall not be a precondition to the granting of an Award; however, no person shall have any rights under any Award unless and until the Participant to whom the Award shall have been granted (i) shall have executed and delivered to the Company an Agreement or other instrument evidencing the Award, unless such Agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Agreements. Any Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

     (e) A majority of the members of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee in attendance at a meeting at which a quorum is present, or actions by a written instrument signed by all members of the Committee, shall be the actions of the Committee.

     (f) The Committee may, in its discretion, delegate to the CEO, any Senior Vice President of the Company or the Secretary of the Company the "administration" of the Plan under this Section 3; provided, however, that no such delegation by the Committee shall be made if such delegation would not be permitted under applicable law or with respect to the administration of the Plan as it affects the CEO or the President or Secretary of the Company or any Senior Vice President of the Company, and, provided further, however, the Committee may not delegate its authority to grant awards or correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this paragraph (f) of this Section 3 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any delegee of such authority shall periodically report to the Committee concerning the performance or discharge of the matters delegated to such individual.

     4. Shares of Stock Subject to the Plan. (a) The shares of stock subject to Awards granted under the Plan shall be shares of Common Stock. Such shares of Common Stock subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or any Subsidiary. The total number of shares of Common Stock that may be delivered pursuant to any Awards under the Plan is 3,000,000 plus an additional number of shares on January 1 of each calendar year (beginning with calendar year 1997) during the duration of the Plan equal to the Additional Annual Increment, of which 600,000 shares of Common Stock plus an additional amount of shares of Common Stock each calendar year equal to twenty percent of the Additional Annual Increment with respect to such year may be awarded as Restricted Stock and no more than 7,500,000 shares of Common Stock may be awarded in the aggregate with respect to ISOs for the duration of the Plan. The exercise of a SAR, whether paid in cash or Common Stock, shall be deemed to be an issuance of Common Stock for purposes of determining the number of shares delivered under the Plan.

     (b) Notwithstanding any of the foregoing limitations set forth in this
Section 4, the numbers of shares of Common Stock specified in this Section 4 shall be adjusted as provided in Section 15.

     (c) Any shares of Common Stock subject to an Option or SAR or Other Stock-Based Award which for any reason expires or is terminated without having been fully exercised and any Restricted Stock which is forfeited may again be granted pursuant to an Award under the Plan, subject to the limitations of this Section 4; provided, however, that forfeited shares of Common Stock shall not be available for further Awards if the recipient thereof has realized any benefits of ownership from such shares.

     5. Eligibility. Employees of the Company and its Subsidiaries (but excluding members of the Committee as well as non-employee directors) shall be eligible to become Participants and receive Awards under the Plan.

     6. Terms and Conditions of Stock Options. All Options to purchase Common Stock granted under the Plan shall be either ISOs or Options other than ISOs. Each Option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

          (a) The option exercise price per share of shares of Common Stock subject to each Option shall be determined by the Committee and stated in the Agreement; provided, however, that, subject to paragraph (g)(C) of this
     Section 6, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time that the Option is granted.

          (b) Each Option shall be exercisable in whole or in such installments, at such times and under such conditions as may be determined by the Committee in its discretion and stated in the Agreement, and, in any event, over a period of time ending not later than ten years from the date such Option was granted, subject to paragraph (g)(C) of this Section 6.

          (c) An Option shall not be exercisable with respect to a fractional share of Common Stock or the lesser of fifty shares or the full number of shares of Common Stock then subject to the Option. No fractional shares of Common Stock shall be issued upon the exercise of an Option.

          (d) Each Option may be exercised by giving Notice to the Company specifying the number of shares of Common Stock to be purchased, which shall be accompanied by payment in full including applicable taxes, if any, in accordance with Section 14. Payment shall be in any manner permitted by applicable law and prescribed by the Committee, in its discretion, and set forth in the Agreement, including, in the Committee's discretion, payment in accordance with a "cashless exercise" program established by the Committee.

          (e) No Optionee or other person shall become the beneficial owner of any shares of Common Stock subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such shares until he or she has exercised his or her Option in accordance with the provisions of the Plan and the applicable Agreement.

          (f) An Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the Optionee was an employee of either the Company or of a Subsidiary or of another corporation referred to in Section 421(a)(2) of the Code. Notwithstanding the above, the Committee may determine in its discretion that an Option may be exercised following termination of such continuous employment, whether or not exercisable at such time, to the extent provided in the applicable Agreement.

          (g)(A) Each Agreement relating to an Option shall state whether such Option will or will not be treated as an ISO. No ISO shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an "incentive stock option" under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

          (B) Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the

     Plan or any other incentive stock option plans of the Company and any Subsidiary, are exercisable for the first time by any Optionee during any calendar year with respect to Common Stock having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Common Stock is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

          (C) No ISO shall be granted to a Participant who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary. This restriction does not apply if at the time such ISO is granted the Option exercise price per share of Common Stock subject to the Option is at least 110% of the Fair Market Value of a share of Common Stock on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

          (h) Notwithstanding any other provision contained in the Plan to the contrary, the maximum number of shares of Common Stock which may be subject to Options granted under the Plan to any Participant in any twelve-month period shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares of Common Stock subject to Options which are cancelled shall continue to be counted against the Award Limit and if, after the grant of an Option, the price of shares subject to such Option is reduced and the transaction is treated as a cancellation of the Option and a grant of a new Option, both the Option deemed to be canceled and the Option deemed to be granted shall be counted against the Award Limit.

     7. Terms and Conditions of SARs. Any SAR granted by the Committee under the Plan shall be granted in conjunction with all or part of an Option granted under the Plan. Each SAR shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine and which are set forth in the applicable Agreement.

          (a) The Committee may grant a SAR with respect to an Option which is not an ISO, either at the time such Option is granted or at any subsequent time during the term of such Option, or with respect to an ISO, only at the time such ISO is granted. A SAR shall entitle the grantee thereof to elect, in the manner described below and as set forth in the applicable Agreement, in lieu of exercising his or her related Option, for all or a portion of the shares of Common Stock covered by such Option, to surrender such Option with respect to any or all of such shares and to receive from the Company a payment, such payment shall have a value equal to the amount by which (A) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares of Common Stock as to which the grantee shall have made such election, exceeds (B) the exercise price stated in such Option multiplied by such number of shares. A SAR shall be exercisable only to the extent and at the time the related Option is exercisable. The SAR shall terminate and shall no longer be exercisable upon the expiration or exercise of the related Option. An Option with respect to which an Optionee has elected to exercise a SAR, as described above, shall, to the extent of the shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of shares of Common Stock as to which it would otherwise be exercisable, less the number of such shares with respect to which such SAR has been so exercised.

          (b) The Company may, in the discretion of the Committee, as set forth in the Agreement, make payment on a properly exercised SAR; (i) in cash equal to the excess of the amount described in clause (A) over the amount described in clause (B) of paragraph 7(a) above; or (ii) in the nearest whole number of shares of Common Stock having an aggregate Fair Market Value on the date of exercise of the SAR which is not greater than the cash amount calculated in clause 7(b)(i) above; or (iii) in a combination of the manners described in clauses 7(b)(i) and (ii) above.

          (c) An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company.

          (d) Notwithstanding any other provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which SARs may be granted under the Plan to any Participant in any twelve-month period shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares of Common Stock subject to SARs which are cancelled continue to be counted against the Award Limit and if, after the grant of a SAR, the price of shares subject to such SAR is reduced and the transaction is treated as a cancellation of the SAR and a grant of a new SAR, both the SAR deemed to be canceled and the SAR deemed to be granted shall be counted against the Award Limit.

     8. Terms and Conditions of Restricted Stock Awards. All awards of Restricted Stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine and which are set forth in the applicable Agreement.

          (a) Awards of Restricted Stock may be in addition to or in lieu of any other types of Awards granted under the Plan.

          (b)(i) During the Restriction Period stated in the Agreement, the recipient shall not be permitted to sell, transfer, pledge, assign, encumber or otherwise dispose of the shares of Restricted Stock. Any attempt by such recipient to do so shall constitute the immediate and automatic forfeiture of such Award.

          (ii) An award of Restricted Stock with a Restriction Period based upon the attainment of particular performance goals established by the Committee, which performance goals are determined over a measurement period or periods established by the Committee and relate to one or more Performance Criteria, as determined by the Committee, in its discretion, is intended to qualify as "other performance-based compensation," as used in Code Section 162(m)(4)(c). The maximum number of shares of Restricted Stock intended to qualify as "other performance-based compensation," as used in Code Section 162(m)(4)(C), that may be awarded to a Participant in any twelve-month period shall not exceed the Award Limit.

          (c) Except as otherwise provided in this paragraph (c) of Section 8, shares of Restricted Stock shall be forfeited and revert to the Company upon termination for any reason of the recipient's employment with the Company or a Subsidiary and/or the failure to meet any performance goals to the extent set forth in the Agreement. Notwithstanding the foregoing, upon any such termination of employment during the Restriction Period, shares of Restricted Stock shall become free of all or part of the restrictions applicable thereto to the extent that: the Agreement, as determined by the Committee in its discretion on the award date, provides for lapse of such restrictions upon such termination of employment or the Committee in its discretion determines to waive forfeiture of such shares of Restricted Stock for whatever reason the Committee considers to be in the interests of the Company; provided, however, to the extent that subparagraph (b)(ii) of this Section 8 is intended to apply to shares of Restricted Stock, in no event shall restrictions applicable thereto be subject to lapse prior to the end of the Restriction Period for any reason other than the death or disability of the recipient or change of control or ownership of the Company.

          (d) Each recipient of shares of Restricted Stock hereunder may, but need not, be issued one or more stock certificates in respect of such shares of Restricted Stock. Any such stock certificates for shares of Restricted Stock shall be registered in the name of the recipient but shall either be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient, or delivered to and held by the Secretary of the Company.

          (e) The recipient of shares of Restricted Stock shall be entitled to vote shares of Restricted Stock, and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall be subject to the same restrictions. To the extent that the Committee so determines, and sets forth in the Agreement, in the event of any adjustment as provided in Section 15, any new or additional shares or securities received by a recipient of Restricted Stock shall be subject to the same terms and conditions as relate to the original shares of Restricted Stock.

          (f) Restricted Stock shall become free of the foregoing restrictions upon the expiration of the applicable Restriction Period and the Company shall, subject to paragraph (c) of Section 15, then deliver Common Stock certificates evidencing such stock to the Participant.

     9. Terms and Conditions of Other Stock-Based Awards. The Committee may grant to Participants Awards under the Plan that are valued in whole or in part by reference to, or otherwise based on Common Stock ("Other Stock-Based Awards"). The provisions of Other Stock-Based Awards need not be the same with respect to each recipient or each Award. The Committee, in its discretion, may grant Other Stock-Based Awards as it deems appropriate, including, by way of example and not in limitation, (i) to take advantage of the compensation practices or tax laws or accounting rules applicable at the time of grant of such an Award, even if such practices, laws and/or rules are different from those in effect on the effective date of the Plan, (ii) to reflect the financial situation of the Company from time to time or (iii) to conform to and comply with tax, securities or other law or regulations in jurisdictions outside the United States. Other Stock-Based Awards shall take such form as the Committee, in its discretion, from time to time, determines, including, by way of example, and not in limitation, deferred stock, performance shares, performance units and convertible debentures. All Other Stock-Based Awards under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms, conditions, restrictions and/or limitations, if any, not inconsistent with the Plan, as the Committee shall determine, in its discretion, and which are set forth in the applicable Agreement.

          (a) Unless the Committee determines otherwise, the recipient of an Other Stock-Based Award shall be entitled to receive Dividend Equivalents based on the dividends declared with respect to the number of shares of Common Stock covered by such Award during the period between the date such Award is granted and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

          (b) An Other Stock-Based Award, and any Common Stock covered by such Award, may be forfeited to the extent determined by the Committee, in its discretion, and as provided in the Agreement.

          (c) All Other Stock-Based Awards, and any Common Stock covered thereby, shall be forfeited upon termination of the recipient's employment with the Company or a Subsidiary. Notwithstanding the foregoing, if any such recipient's employment is terminated for any reason specified by the Committee in its discretion and set forth in the Agreement, any or all remaining limitations, restrictions or requirements imposed pursuant to the Plan or in the Agreement with respect to such recipient's Other Stock-Based Award shall be waived provided, however, that, in the case of any Other Stock-Based Award to which paragraph (d) of this Section 10 applies, no such waiver shall be available other than in the case of death or disability of the recipient or a change of control or ownership of the Company. The Committee may, in its discretion, otherwise modify or accelerate the exercisability or other terms and conditions of any Other Stock-Based Award, to the extent that any such modification or acceleration is (i) permitted under, and not inconsistent with, the Plan and (ii) in the best interests of the Company and, provided, that, paragraph (d) of this
     Section 10 is not applicable to such Other Stock-Based Award.

          (d) An Other Stock-Based Award based in whole or in part upon the attainment of particular performance goals established by the Committee is intended to qualify as "other performance-based compensation," as used in Code Section 162(m)(4)(C). Such performance goals shall be determined over a measurement period or periods established by the Committee and shall relate to one or more Performance Criteria, as determined by the Committee, in its discretion. The maximum number of shares of Common Stock that may be awarded to a Participant subject to an Other Stock-Based Award in any twelve-month period shall not exceed the Award Limit.

     10. Bonuses or Other Compensation Payable in Stock. In lieu of cash bonuses or other compensation otherwise payable under the Company's or applicable Subsidiary's compensation practices to employees who are eligible to participate in the Plan, the Committee, in its discretion, may determine that such bonuses or other compensation shall be payable in Common Stock, or partly in Common Stock and partly in cash. Such bonuses or other compensation shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Committee may determine in its discretion.

     11. Forfeiture. Notwithstanding any other provisions of the Plan to the contrary:

          (a) To the extent provided in the Agreement, if a Participant shall exercise an Option or a SAR, or any portion thereof, and leave the employment of the Company or a Subsidiary within six months after such exercise for any reason other than death, permanent disability, retirement under a retirement plan of the Company and/or a Subsidiary or termination of employment with the written consent of the Company or such Subsidiary (as applicable), then any Award Gain realized by such Participant as the result of such exercise shall be paid by such Participant to the Company; provided, however, that no Award Gain otherwise payable by a Participant to the Company with respect to the exercise of an Option pursuant to this paragraph (a) of Section 11 shall be so payable to the extent that the Fair Market Value of the Common Stock, as of the date such Participant's employment by the Company or the Subsidiary terminates, is less than the Option exercise price previously paid by such Participant and such Participant has not, on or before such date, sold or otherwise disposed of the Common Stock received upon the exercise of such Option.

          (b) To the extent provided in the Agreement, if at any time prior to the latest to occur of: (x) the termination or exercise of an Option or a SAR or an Other Stock-Based Award or the expiration of the Restriction Period applicable to Restricted Stock granted to a Participant, (y) three years after a Participant leaves employment with the Company or a Subsidiary for any reason other than death or permanent disability, or (z) three years after a Participant exercises an Option or a SAR, or any portion thereof, such Participant engages directly or indirectly in any manner or capacity in any activity in competition with the business conducted by the Company or a Subsidiary (as determined by the Committee in its discretion) or inimical, contrary or harmful to the interests of the Company or a Subsidiary (as determined by the Committee in its discretion) then (1) any Option, SAR or Other Stock-Based Award granted to such Participant shall terminate upon the date on which such Participant enters into such activity to the extent that such Option, SAR or Other Stock-Based Award was not previously exercised or terminated in accordance with the other provisions of the Plan or the Agreement as of such date, (2) any Award Gain realized by such Participant as the result of an exercise referred to in clause (z) above shall be paid by such Participant to the Company, (3) any Restricted Stock awarded to such Participant with respect to which the Restriction Period has not expired as of such date shall be forfeited and revert to the Company and (4) any unpaid Dividend Equivalents as of such date, shall be forfeited and shall not be paid to such Participant.

          (c) A Participant shall satisfy any obligation he or she owes to the Company under the foregoing paragraphs (a) and (b) of this Section 11 promptly after the accrual thereof by payment in cash to the Company; however, in lieu thereof, the Company may elect to deduct the unpaid amount of any such obligation owed by such Participant to the Company from any payment of any kind otherwise due to such Participant, including, but not limited to, wages or other compensation, fringe benefits or vacation pay.

          (d) The Committee may release a Participant from any or all obligations that he or she owes to the Company pursuant to this Section 11, and/or waive, in whole or in part, the application of this Section 11 to a Participant if the Committee determines, in its discretion, that such action is in the best interests of the Company.

     12. Transfer, Leave of Absence. For purposes of the Plan, a transfer of an employee from the Company to a Subsidiary or an affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Company to another, and a leave of absence, duly authorized in writing by the Company or a Subsidiary or affiliate of the Company, shall not be deemed a termination of employment of the employee.

     13. Rights of Employees and Other Persons. (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Agreement.

     (b) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to be retained in the service of the Company or its Subsidiaries nor restrict in any way the right of the Company or any Subsidiary to terminate any employee's employment at any time with or without cause.

     (c) The adoption of the Plan shall not be deemed to give any employee of the Company or any Subsidiary or any other person any right to be selected as a Participant or to be granted an Award.

     (d) Nothing contained in the Plan or in any Agreement shall be deemed to give any employee the right to receive any bonus, whether payable in cash or in Common Stock, or in any combination thereof, from the Company, nor be construed as limiting in any way the right of the Company to determine, in its sole discretion, whether or not it shall pay any employee bonuses, and, if so paid, the amount thereof and the manner of such payment.

     14. Tax Withholding Obligations. (a) The Company and/or any Subsidiary are authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants for the payment of all Federal, state, local and foreign taxes in connection with any Awards (including, but not limited to, actions pursuant to the following paragraphs (b) and (c) of this Section 14).

     (b) If any Participant properly elects, within the period permitted under
Section 83 of the Code after the date on which property subject to an Award is transferred to such Participant to include in gross income for Federal income tax purposes an amount equal to the Fair Market Value (on the date of transfer) of the Common Stock subject to such Award, such Participant shall pay, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, to pay to the Company, at the time of such election, any Federal, state or local taxes required to be withheld with respect to such Award. If any such Participant shall fail to make such tax payments as are required, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant.

     (c) Any Participant who does not or cannot make the election described in paragraph (a) of this Section 14 with respect to an Award shall (and in no event shall Common Stock be delivered to such Participant with respect to such Award until), no later than the date as of which the value of the Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Common Stock or other property subject to such Award, and the Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Notwithstanding the above, the Committee may, in its discretion and pursuant to procedures approved by the Committee, permit the Participant to (i) elect withholding by the Company of Common Stock otherwise deliverable to such Participant pursuant to such Award (provided, however, that the amount of any Common Stock so withheld shall not exceed the minimum required withholding obligation taking into account the Participant's effective tax rate and all applicable Federal, state, local and foreign taxes) and/or (ii) tender to the Company Common Stock owned by such Participant (or by such Participant and his or her spouse jointly) and acquired more than six months prior to such tender in full or partial satisfaction of such tax obligations.

     15. Changes in Capital. (a) Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, the aggregate number and class of shares available under the Plan as to which Awards may be granted, the number and class of shares under (i) each Option and the option price per share, (ii) each SAR and the exercise price thereof, (iii) each Other Stock-Based Award and the exercise price (or equivalent, if applicable) thereof and (iv) each award of Restricted Stock shall, in each case, be correspondingly adjusted by the Committee. Such adjustments shall be made in the case of any outstanding Options and/or SARs without change in the total price applicable to such Options and SARs.

     (b) Except as otherwise specifically provided in the Agreement, in the event (i) of the approval by the shareholders of the Company of a merger, consolidation, combination, reorganization or other transaction resulting in less than fifty percent of the combined voting power of the surviving or resulting entity being owned by the former shareholders of the Company, the liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets or business of the Company; (ii) that an offer is made to the holders of Common Stock to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (A) at least fifty percent of the then outstanding Common Stock or (B) such lesser percentage of the outstanding Common Stock which the Committee in its discretion determines may materially adversely affect the market value of the Common Stock after such transaction; (iii) any person or group of persons (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly purchases or otherwise becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition), other than from the Company, of twenty percent or more of the combined voting power of the Company's then outstanding securities; or (iv) during any period of two consecutive years individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or nomination for the election by the shareholders of the Company, of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period (other than, in the case of clauses
(i), (ii) and (iii) above, a sale or other disposition to or for the benefit of, or any beneficial ownership or offer by or on behalf of the Company or a Subsidiary or any employee benefit plan (or related trust) of the Company or a Subsidiary, or any group comprised solely of such entities): (1) all restrictions on Restricted Stock previously awarded to Participants under the Plan shall (unless the Committee determines otherwise) be immediately cancelled and the Restriction Periods applicable thereto shall immediately terminate, without regard to any contrary provisions contained in the Plan or the applicable Agreements and (2) the time of exercise of Options, SARs and/or Other Stock-Based Awards which are outstanding shall (unless the Committee determines otherwise) be accelerated so that such Awards become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the applicable Agreements and (3) all such Awards shall (unless the Committee determines otherwise) immediately become fully vested and nonforfeitable. Upon the occurrence of any event described in the preceding sentence, the Committee may, in its discretion, determine (A) that Options, SARs and/or Other Stock-Based Awards shall be adjusted and make such adjustments by substituting for Common Stock subject to such Options, SARs and/or Other Stock-Based Awards stock or other securities of any successor corporation to the Company or that may be issuable by another corporation that is a party to the transaction if such stock or other securities are publicly traded, in which event the aggregate exercise price (as applicable) shall remain the same and the amount of shares or other securities subject to option or other rights under an Award shall be the amount of shares or other securities which could have been purchased on the closing date or expiration date of such transaction with the proceeds which would have been received by the Participant if the Option, SAR and/or Other Stock-Based Award had been exercised in full prior to such transaction or expiration date and the Participant exchanged all of such shares in the transaction, (B) to cancel or waive any payment owed by, or forfeiture imposed on a Participant pursuant to Section 11, and/or (C) that any outstanding Options, SARs and/or Other Stock-Based Awards shall, in each case, be converted into a right to receive in cash, as soon as practicable following the closing date or expiration date of the transaction or offer, an amount equal to the greater of (x) the highest value of the consideration to be received in connection with such transaction for one share of Common Stock and (y) the highest market trading price of a share of the Common Stock reported in The Wall Street Journal during the 30 consecutive trading days prior to the closing date or expiration date of such transaction, less, in the case of an Award prescribing an exercise price, the per share exercise price of such Award, multiplied by the number of shares of Common Stock subject to such Award. No Participant shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares available to such Participant. Any actions or determinations of the Committee under this paragraph (b) of Section 15 need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the foregoing adjustments, in no event may any Option be exercised after ten years from the date it was originally granted and any changes to ISOs shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

     16. Miscellaneous Provisions. (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

     (b) Except as otherwise provided in this paragraph (b) of Section 16, an Award by its terms shall be personal and may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by him or her. The foregoing to the contrary notwithstanding, at the Committee's discretion, an Agreement may permit the receipt or exercise of a Participant's Award (or any portion thereof) after his or her death by the beneficiary most recently named by such Participant in a written designation thereof filed with the Company, or, in lieu of any such surviving beneficiary, by the legal representatives of such Participant's estate and/or an Award other than an ISO to be transferred by a Participant during his or her lifetime to such Participant's alternate payee pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. In the event any Award is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant's beneficiary, pursuant to the terms and conditions of the Plan and the applicable Agreement, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award are the duly appointed legal representative of the deceased Participant's estate or the proper legatees or distributees thereof or the named beneficiary of such Participant. Further notwithstanding the foregoing to the contrary, at the Committee's discretion, an Agreement may permit the transfer of an Award other than an ISO by the recipient thereof, subject to such terms, conditions and limitations prescribed by the Committee, and the applicable transferee of such Award shall be treated under the Plan and the applicable Agreement as the Participant for purposes of any exercise of such Award.

     (c) It is understood that the Committee may, at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, (i) terms, restrictions and conditions for compliance with Federal and state securities laws, (ii) methods of withholding or providing for the payment of required taxes and (iii) restrictions regarding a Participant's ability to exercise Awards under a "cashless exercise" program established by the Committee.

     (d) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option, SAR or Other Stock-Based Award may be exercised or Restricted Stock or bonus or other compensation payable in Common Stock may be transferred in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

     (e) The Committee may require each person receiving Common Stock in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring the shares for investment without a view to the distribution thereof.

     (f) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board.

     (g) Except with respect to "incentive stock options" (as defined in Section 422 of the Code) granted under the Predecessor Plans and outstanding on the effective date of the Plan, subject to approval of the Plan by the Company's shareholders, in accordance with Section 20, the provisions of the Plan shall apply to and govern existing and subsequent awards under the Predecessor Plans and, unless otherwise determined by the Committee, existing and subsequent awards under the Predecessor Plans shall be deemed to be amended to provide any additional rights applicable to Awards hereunder, subject to the right of any affected participant in either of the Predecessor Plans to refuse to consent to such amendment pursuant to the terms and conditions of the applicable Predecessor Plan and the applicable option or award agreement between the Company and such participant.

     (h) Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary (other than the Predecessor Plans, as provided in paragraph
(g) of this Section 16), or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or consultants or directors, or grant or assume options or other rights otherwise than under the Plan.

     (i) The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.

     17. Limits of Liability. (a) Any liability of the Company or a Subsidiary to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Agreement.

     (b) Neither the Company nor a Subsidiary nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     18. Limitations Applicable to Certain Awards Subject to Section 16 and Code
Section 162(m). Unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Award granted to an executive or officer of the Company who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under
Section 16 of the Exchange Act (including Rule 16b-3 as it may be amended from time to time) that are requirements for the application of such exemptive rule, and the Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, unless stated otherwise in the Agreement, notwithstanding any other provision of the Plan, any Award granted to an officer or executive of the Company intended to qualify as "other performance-based compensation" as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as "other performance-based compensation" as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

     19. Amendments and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan; provided, however, no amendment, alteration, suspension, or termination shall be made which would impair the previously accrued rights of any holder of an Award theretofore granted without his or her written consent or which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs or for exemption from Section 162(m) of the Code, or (iii) applicable state law), would:

          (a) except as is provided in Sections 4(a) and 15, increase the maximum number of shares of Common Stock which may be sold or awarded under the Plan;

          (b) except as is provided in Section 15, decrease the minimum option exercise price requirements of Section 6(a);

          (c) change the class of persons eligible to receive Awards under the Plan; or

          (d) extend the duration of the Plan or the period during which Options may be exercised under Section 6(b).

     The Committee may amend the terms of any Award theretofore granted, including any Agreement, retroactively or prospectively, but no such amendment shall impair the previously accrued rights of any Participant without his or her written consent. Notwithstanding the foregoing, the Board may amend the Plan and the Committee may amend any Award, including any Agreement, either retroactively or prospectively, and without the consent of the applicable Participant, so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3) and/or so that any Award granted to an officer or executive of the Company shall qualify as "other performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

     20. Duration. The Plan shall become effective as of the date on which it is approved by the holders of a majority of the Company's outstanding Common Stock which is present and voted at a meeting, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. The Plan shall terminate upon the earliest to occur of (a) the effective date of a resolution adopted by the Board terminating the Plan or (b) ten years from the date the Plan is approved by the Company's shareholders. No Award may be granted under the Plan after the earliest of (a) and (b) of this Section 20 to occur; however, Awards theretofore granted may extend beyond such date.

     No such termination of the Plan shall affect the rights of any Participant hereunder and all Awards previously granted hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan or the Agreement.

                                     PROXY

                           NEWMONT MINING CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 2, 1996

              THIS PROXY IS SOLICITED ON BEHALF OF NEWMONT MINING

                        CORPORATION'S BOARD OF DIRECTORS

The undersigned hereby appoints Graham M. Clark, Jr., Wayne W. Murdy and Timothy J. Schmitt, and each or any of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of Newmont Mining Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 9:00 a.m., local time, on Thursday, May 2, 1996 in the John D. Hershner Room, 1700 Lincoln Street, Denver, Colorado, and any adjournments thereof, upon the matters listed on the reverse side hereof. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                   (Continued and to be signed on other side)

                              FOLD AND DETACH HERE

                                                         Please mark
                                                         your votes as     /X/
                                                         indicated in
                                                         this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

Item 1 -- ELECTION OF DIRECTORS

           Nominees: R.I.J. Agnew, J.P. Bolduc,
           R.C. Cambre, J.P. Flannery, L.I. Higdon, Jr.,
           T.A. Holmes, R.A. Plumbridge, M.A. Qureshi,
           M.K. Reilly and W.I.M. Turner, Jr.

                                  WITHHELD               FOR ALL
                  FOR             FOR ALL                EXCEPT
                  / /               / /                    / /

           FOR ALL EXCEPT NOMINEES WRITTEN IN THE SPACE PROVIDED BELOW.

           ------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2.

Item 2 -- 1996 Employees Stock Plan

                  FOR               AGAINST              ABSTAIN
                  / /                 / /                   / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3.

Item 3 -- Stockholder Proposal

                  FOR               AGAINST              ABSTAIN
                  / /                 / /                   / /


Signature(s)                                                 Date
             -----------------------------------------------      --------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE

                   IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR
                 PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.